                                                                    EXHIBIT 10.5

--------------------------------------------------------------------------------



                              THE FINANCE COMPANY

                                 US$5,000,000


               13.25% Senior Subordinated Notes due June 5, 2005








                _______________________________________________

                            NOTE PURCHASE AGREEMENT

                _______________________________________________




                          Dated as of August 24, 2000

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

Section                                                                                                    Page
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
1.       AUTHORIZATION OF NOTES..........................................................................     1

2.       SALE AND PURCHASE OF NOTES......................................................................     1

3.       CLOSING.........................................................................................     1

4.       CONDITIONS TO CLOSING...........................................................................     2
         4.1.     Representations and Warranties.........................................................     2
         4.2.     Performance; No Default................................................................     2
         4.3.     Certificates...........................................................................     2
         4.4.     Opinions of Counsel....................................................................     3
         4.5.     Purchase Permitted By Applicable Law, etc..............................................     3
         4.6.     Payment of Fees........................................................................     3
         4.7.     Changes in Corporate Structure.........................................................     3
         4.8.     Proceedings and Documents..............................................................     3
         4.9.     Lending Agreements.....................................................................     4
         4.10.    Notes..................................................................................     4
         4.11.    Evidence of Consent to Receive Service of Process......................................     4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................     4
         5.1.     Organization; Power and Authority......................................................     4
         5.2.     Authorization, etc.....................................................................     4
         5.3.     Disclosure.............................................................................     5
         5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates.......................     5
         5.5.     Financial Statements...................................................................     6
         5.6.     Compliance with Laws, Other Instruments, etc...........................................     6
         5.7.     Governmental Authorizations, etc.......................................................     7
         5.8.     Litigation; Observance of Agreements, Statutes and Orders..............................     7
         5.9.     Taxes..................................................................................     7
         5.10.    Title to Property; Leases..............................................................     8
         5.11.    Licenses, Permits, etc.................................................................     8
         5.12.    Compliance with ERISA..................................................................     8
         5.13.    Private Offering.......................................................................     9
         5.14.    Use of Proceeds; Margin Regulations....................................................     9
         5.15.    Existing Indebtedness; Future Liens....................................................    10
         5.16.    Foreign Assets Control Regulations, etc................................................    10
         5.17.    Status under Certain Statutes..........................................................    10
         5.18.    Environmental Matters..................................................................    10
         5.19.    Ranking................................................................................    11
         5.20.    No Prohibited Transaction..............................................................    11
         5.21.    Solvency, etc..........................................................................    11

         5.22.    Nature of Business.....................................................................    11

6.       REPRESENTATIONS OF THE PURCHASER................................................................    12
         6.1.     Basis of Purchase......................................................................    12
         6.2.     Source of Funds........................................................................    12

7.       INFORMATION AS TO COMPANY.......................................................................    14
         7.1.     Financial and Business Information.....................................................    14
         7.2.     Officer's Certificate..................................................................    18
         7.3.     Inspection.............................................................................    18
         7.4.     Notice of Certain Events...............................................................    19

8.       REPAYMENT AND PREPAYMENT OF THE NOTES; INTEREST.................................................    19
         8.1.     Required Repayments....................................................................    19
         8.2.     Prepayments with Prepayment Cost.......................................................    20
         8.3.     Notices, etc...........................................................................    21
         8.4.     Maturity; Surrender, etc...............................................................    21
         8.5.     Prohibited Purchase of Notes...........................................................    21
         8.6.     Prepayment Cost........................................................................    22
         8.7.     Interest...............................................................................    22

9.       AFFIRMATIVE COVENANTS...........................................................................    22
         9.1.     Compliance with Law....................................................................    22
         9.2.     Insurance..............................................................................    22
         9.3.     Maintenance of Properties..............................................................    22
         9.4.     Payment of Taxes and Claims............................................................    23
         9.5.     Corporate Existence, etc...............................................................    23

10.      NEGATIVE COVENANTS..............................................................................    23
         10.1.    Transactions with Affiliates...........................................................    23
         10.2.    Merger, Consolidation, etc.; Disposal of Assets, Change in Business and Accounting
                    Policies.............................................................................    24
         10.3.    Liens..................................................................................    25
         10.4.    Restricted Payments....................................................................    26
         10.5.    Senior Debt Ratio......................................................................    27
         10.6.    Total Debt Ratio.......................................................................    27
         10.7.    Pre-Tax Earnings Available for Fixed Charges...........................................    27
         10.8.    Reserve Ratio, Dealer Reserves, etc....................................................    27
         10.9.    Business Activities....................................................................    28
         10.10.   Issuance of Stock by Company and Subsidiaries..........................................    28
         10.11.   Acquisition of Stock; Restrictions on Dividend Payments by Subsidiaries................    28
         10.12.   Prohibition of Certain Contracts.......................................................    28
         10.13.   Consolidated Tax Returns...............................................................    28
         10.14.   ERISA..................................................................................    29

11.      EVENTS OF DEFAULT...............................................................................    29

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
12.      REMEDIES ON DEFAULT, ETC........................................................................    32
         12.1.    Acceleration...........................................................................    32
         12.2.    Other Remedies.........................................................................    33
         12.3.    Rescission.............................................................................    33
         12.4.    No Waivers or Election of Remedies, Expenses, etc......................................    34
         12.5.    Payments Received Following an Event of Default........................................    34
         12.6.    Cooperation by the Company.............................................................    34

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...................................................    34
         13.1.    Registration of Notes..................................................................    34
         13.2.    Transfer and Exchange of Notes.........................................................    34
         13.3.    Replacement of Notes...................................................................    35

14.      TAX INDEMNIFICATION.............................................................................    36

15.      PAYMENTS ON THE NOTES...........................................................................    37
         15.1.    Place of Payment.......................................................................    37
         15.2.    Home Office Payment....................................................................    37

16.      EXPENSES, ETC...................................................................................    38
         16.1.    Transaction Expenses...................................................................    38
         16.2.    Certain Taxes..........................................................................    38
         16.3.    Survival...............................................................................    38

17.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT....................................    39

18.      SUBORDINATION OF NOTES..........................................................................    39
         18.1.    General................................................................................    39
         18.2.    Senior Debt............................................................................    39
         18.3.    Priority and Payment of Proceeds in Certain Events.....................................    39
         18.4.    Subrogation............................................................................    41
         18.5.    Obligations Unaffected.................................................................    42
         18.6.    Protection of Subordination............................................................    42
         18.7.    Limitation on Acceleration.............................................................    43
         18.8.    Consent of Holders of Senior Debt......................................................    43
         18.9.    No Amendments to Required Payments.....................................................    44

19.      AMENDMENT AND WAIVER............................................................................    44
         19.1.    Requirements...........................................................................    44
         19.2.    Solicitation of Holders of Notes.......................................................    44
         19.3.    Binding Effect, etc....................................................................    45
         19.4.    Notes held by Company, etc.............................................................    45

20.      NOTICES.........................................................................................    45

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
21.      REPRODUCTION OF DOCUMENTS.......................................................................    46

22.      CONFIDENTIAL INFORMATION........................................................................    46

23.      SUBMISSION TO JURISDICTION......................................................................    47

24.      MISCELLANEOUS...................................................................................    48
         24.1.    Successors and Assigns.................................................................    49
         24.2.    Payments Due on Non-Business Days......................................................    49
         24.3.    Severability...........................................................................    49
         24.4.    Construction...........................................................................    49
         24.5.    Counterparts...........................................................................    49
         24.6.    Governing Law..........................................................................    49
         24.7.    Waiver of Immunity.....................................................................    50

25.      WAIVER OF JURY TRIAL............................................................................    50

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         ||


         SCHEDULE A             --     Information Relating to Purchaser

         SCHEDULE B             --     Defined Terms

         SCHEDULE 5.3           --     Disclosure

         SCHEDULE 5.4           --     Organization and Ownership of Shares of
                                       Subsidiaries; Affiliates

         SCHEDULE 5.5           --     Financial Statements

         SCHEDULE 5.14          --     Use of Proceeds

         SCHEDULE 5.15          --     Existing Indebtedness

         SCHEDULE 7.1(a)(iii)   --     Portfolio and Operating Information

         SCHEDULE 10.3          --     Existing Liens




     --  Form of Note

     --  Form of Junior Subordination Provisions

--   Form of Opinion of Special U.S. Counsel for the Company

                              THE Finance Company
                             5425 Robin Hood Road
                                  Suite 101B
                                    Norfolk
                                Virginia 23513
                                    U.S.A.


To: N M Rothschild & Sons Limited
New Court
St. Swithin's Lane
London
EC4P 4DU
England

                                                           As of August 24, 2000


Ladies and Gentlemen:

THE Finance Company, a Virginia corporation, (the "Company", which term shall
                                                   -------
     include any successor thereto), agrees with you as follows:

1.   AUTHORIZATION OF NOTES

The Company will authorize the issue and sale of US$5,000,000 aggregate principal amount of its 13.25% Senior Subordinated Notes due June 5, 2005 (the "Notes", such term to include any such notes issued in substitution
           ----
     therefor pursuant to Section 13 of this Agreement). The Notes shall be
                          ----------
     substantially in the form set out in Exhibit 1, with such changes
                                          ---------
     therefrom, if any, as may be approved by N M Rothschild & Sons Limited (the "Purchaser") and the Company. Certain capitalized terms used in this
      ---------
     Agreement are defined in Schedule B; references to a "Schedule" or an
                              ----------                   --------
     "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit
      -------
     attached to this Agreement.

2.   SALE AND PURCHASE OF NOTES

Subject to the terms and conditions of this Note Purchase Agreement (as it may from time to time be amended or supplemented, the "Agreement"), the Company
                                                        ---------
     will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, at the Closing provided for in Section 3, the Notes in the
                                                 ---------
     principal amount specified opposite the Purchaser's name in Schedule A at
                                                                 ----------
     the purchase price of 100% of the principal amount thereof.

3.   CLOSING

The closing of the transactions to be effected in connection with the sale and purchase of the Notes shall occur at the offices of Mayer, Brown & Platt at Bucklersbury House, 3 Queen Victoria Street, London EC4N 8EL, England at 3:00 p.m., London, England time, at a closing (the "Closing")
                                                         -------
     on August 24, 2000 or on such other Business Day thereafter on or prior to August 31, 2000 as may be agreed upon by the Borrower and the Purchaser (the "Closing Date"). The signed Note shall be delivered by the Company to
           ------------
     the offices of Mayer, Brown & Platt in New York, New York, located at 1675 Broadway, New York, New York, 10019, to be held by Mayer, Brown & Platt in escrow to the Company's order until the Purchaser has transferred the amount stipulated in Section 2 to the Company. At the Closing Date, subject
                          ---------
     to the terms and conditions of this Agreement (including, without limitation, Section 4), the Company will deliver to the Purchaser the Notes
                 ---------
     to be purchased by it in the form of a single Note (or such greater number of Notes in denominations of at least US$100,000 as the Purchaser may request) dated the Closing Date and registered in the Purchaser's name (or in the name of the Purchaser's nominee) against delivery by the Purchaser to the Company or its order of immediately available funds in the amount specified in Section 2 by wire transfer of immediately available funds for
                  ---------
     the account of the Company to account number 7700011339 at Wachovia Bank, 101 West Main St., Suite 400, Norfolk, Virginia, 23510 (ABA No. 051000253) If at the Closing the Company shall fail to tender such Notes to the Purchaser as provided above in this Section 3 or any of the conditions
                                         ---------
     specified in Section 4 shall not have been fulfilled to the Purchaser's
                  ---------
     satisfaction, the Purchaser shall, at its election, be relieved of all further obligations under this Agreement (including any obligation to purchase the Notes), without thereby waiving any rights the Purchaser may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING

The obligation of the Purchaser to purchase and pay for the Notes at the Closing is subject to the fulfilment to its satisfaction, prior to or at the Closing, of the following conditions:

4.1. Representations and Warranties

The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2. Performance; No Default

The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the sale and purchase of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be
        ------------
     continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since December 31, 1999 that would have been prohibited by Sections 10.1 through 10.4 or Sections 10.9 through 10.14 or that would
     -------------         ----    -------------         -----
     have caused them to be in default under Sections 10.5 through 10.8 had such
                                             -------------         ----
     Sections applied since such date.

4.3. Certificates

The Company shall have delivered to the Purchaser an Officer's Certificate, dated the Closing Date, certifying (a) that the conditions specified in Sections 4.1, 4.2 and 4.7 have been fulfilled and (b) as to the resolutions
     ------------  ---     ---
     of the Company attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

4.4. Opinions of Counsel

The Purchaser shall have received opinions in form and substance satisfactory to it, dated the Closing Date (a) from Williams, Mullen, Clark & Dobbins PC, special counsel to the Company, covering the matters set forth in Exhibit
                                                                       -------
     4.4(a), and covering such other matters incident to the transactions
     ------
     contemplated hereby as the Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchaser) and (b) if required by the Purchaser, from the Purchaser's special counsel in connection with such transactions, covering such matters incident to such transactions as the Purchaser may reasonably request.

4.5. Purchase Permitted By Applicable Law, etc.

On the Closing Date the Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which the Purchaser is subject, (b) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject the Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If the Purchaser shall so require, the Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as the Purchaser may reasonably specify to enable the Purchaser to determine whether each of the foregoing conditions specified in this Section 4.5 has been met.
                                            -----------

4.6. Payment of Fees

     (1)  Without limiting the provisions of Section 16.1, the Company shall
                                             ------------
have paid on or before the Closing Date the reasonable fees, charges and disbursements of the Purchaser's special counsel referred to in Section 4.4(b)
                                                                --------------
to the extent reflected in a statement of such counsel rendered to the Company at least one (1) Business Day prior to the Closing Date.

     (2)  Without limiting the provisions of Section 16.1, the Company shall
                                             ------------
have paid on or before the Closing Date the fees of the Purchaser agreed in a letter agreement, dated the date hereof, between the Company and the Purchaser.

4.7. Changes in Corporate Structure

The Company has not changed its jurisdiction of incorporation or been a party to any merger or consolidation and has not succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
                                                            ------------

4.8. Proceedings and Documents

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Purchaser and its special counsel, and the Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or its special counsel may reasonably request, including, for the avoidance of doubt the June 30, 2000 management accounts.

4.9. Lending Agreements

The Purchaser and its special counsel shall have received (a) counterpart originals or certified or other copies of the executed Senior Financing Agreements and counterpart originals or certified or other copies of the executed documents evidencing all Subordinated Indebtedness and all amendments thereto, and (b) documentation evidencing the Junior Subordinated Indebtedness, all of which shall be in form and substance acceptable to the Purchaser and its special counsel.

4.10. Notes

The Purchaser shall have received the Notes, in each case duly executed and delivered by the Company.

4.11. Evidence of Consent to Receive Service of Process

The Purchaser shall have received, in form and substance satisfactory to it, evidence of the consent of CT Corporation System in New York, New York to the designation and appointment provided for by Section 23 hereof for the
                                                     ----------
     period from the Closing Date through June 5, 2007 (and the payment in full of all fees in respect thereof).

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

5.1. Organization; Power and Authority

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2. Authorization, etc.

This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company and this Agreement constitutes, and upon execution and delivery thereof the Notes will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3. Disclosure

     (1) The Company has delivered to the Purchaser a copy of the information described in Schedule 5.3 (the "Information"). The Information fairly describes,
             ------------       -----------
in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule
                                                                       --------
5.3, this Agreement, the Information, the documents, certificates or other
---
writings delivered to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a
------------
material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

     (2)  Except as disclosed in the Information or as expressly described in
Schedule 5.3, or in one of the documents, certificates or other writings
------------
identified therein, or in the financial statements listed in Schedule 5.5, since
                                                             ------------
December 31, 1999 there has been no change in the financial condition, operations, business, properties or prospects of the Company or any of its Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and since such date there has been no Material change in the Liabilities of the Company and its Subsidiaries.

     (3) There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Information or in the other documents, certificates and other writings delivered to the Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby. Since December 31, 1999, the Company has not taken any action or entered into any transaction that would have been prohibited by Sections 10.1 through 10.4 or Sections 10.9
                              -------------         ----    -------------
through 10.14 or that would have caused them to be in default under Sections
        -----                                                       --------
10.5 through 10.8 hereof had such Sections been applicable since such date.
----         ----

5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates

     (1)  Schedule 5.4 contains (except as noted therein) complete and correct
          ------------
lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than its Subsidiaries and (iii) of the Company's directors and senior officers.

     (2) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company
                                      ------------
or its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or a Subsidiary thereof free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).
                                  ------------

     (3)  Each Subsidiary identified in Schedule 5.4 is a corporation or other
                                        ------------
legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (4) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes)
   ------------
restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5. Financial Statements

The Company has delivered to the Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said
                                                ------------
     financial statements (including, without limitation, in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Since the date of such financial statements, there has not been any Material adverse change, or development which might reasonably be expected to have a Material Adverse Effect, in or affecting the general affairs, management, financial position, stockholders's equity or results of operations of the Company and its Subsidiaries.

5.6. Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws or other organizational documents, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7. Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement.

5.8. Litigation; Observance of Agreements, Statutes and Orders

     (1) There are no actions, suits or proceedings pending or, to the knowledge of the Company threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (2) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9. Taxes

     (1) The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction and have paid all Taxes shown to be due and payable on such returns and all other Taxes levied upon them or their properties, assets, income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent, except for any Taxes (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or any Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other Tax liabilities that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes for all fiscal periods that are not yet due and payable are adequate.

     (2) No Tax will be imposed in connection with the preparation, execution, delivery, filing, recordation, registration, notarization or enforcement of this Agreement, any Note or any document to be furnished under or in connection with this Agreement or the Notes or the sale and purchase of the Notes.

     (3) No Tax will be imposed or is required to be deducted or withheld in connection with any payment made under this Agreement, any Note or any document to be furnished under or in connection with this Agreement or the Notes or on or with respect to proceeds from the sale or other disposition of any Note (other than Taxes imposed on, with respect to or measured by reference to, the Purchaser's or any other holder's net income that are not imposed solely by reason of the participation by the Purchaser in the transactions contemplated by this Agreement).

5.10. Title to Property; Leases

The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed on Schedule 5.5 or purported to have been acquired by the
                     ------------
     Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.  Licenses, Permits, etc.

       (1) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

       (2) to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

       (3) to the best knowledge of the Company there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.  Compliance with ERISA

       (1) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

       (2) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plans's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

       (3) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

       (4) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

       (5) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the
                 ---------------
accuracy of the Purchaser's representation in Section 6.2 as to the sources of
                                              -----------
the funds used to pay the purchase price of the Notes to be purchased by the Purchaser.

5.13.  Private Offering

Neither the Company nor anyone acting on its behalf has offered the Notes for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchaser, which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act and the rules and regulations from time to time promulgated thereunder.

5.14.  Use of Proceeds; Margin Regulations

The Company will apply the proceeds of the sale of the Notes as set forth in
       Schedule 5.14. No part of the proceeds from sale of the Notes hereunder
       -------------
       will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute any of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

5.15.  Existing Indebtedness; Future Liens

       (1)  Schedule 5.15 sets forth a complete and correct list of all
            -------------
outstanding Indebtedness of the Company and its Subsidiaries as of July 31, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or such Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

       (2) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.
                      ------------

5.16.  Foreign Assets Control Regulations, etc.

Neither the sale of the Notes hereunder nor the Company's use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.  Status under Certain Statutes

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.  Environmental Matters

       (1) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

       (2) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

       (3) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

       (4) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.  Ranking

The obligations of the Company under this Agreement and the Notes rank and will rank at least pari passu in priority of payment, including in liquidation, with the Company's other Indebtedness (excluding, however, Indebtedness outstanding under the Senior Financing Agreements and Indebtedness secured by Liens permitted under Section 10.3) that is not
                                                     ------------
       preferred by provisions of applicable law; provided, however, that the
                                                  --------  -------
       Junior Subordinated Indebtedness shall be subordinated and subject in right of payment to the prior payment in full of the Notes and the performance of all other obligations of the Company under this Agreement and the Notes.

5.20.  No Prohibited Transaction

The execution and delivery of this Agreement and the sale of the Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A) of the Code.

5.21.  Solvency, etc.

As of the Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement and the sale and purchase of the Notes (a) the aggregate value of all of the tangible and intangible assets and properties of the Company and its Subsidiaries, at a fair valuation, will be greater than the total amount of their respective liabilities or claims, including contingent claims, and the aggregate present fair saleable value of their respective tangible and intangible assets will be greater than the amount that will be required to pay their respective probable liabilities on their debts, including contingent liabilities, as they become absolute and matured; and (b) the Company and its Subsidiaries will have (and will have no reason to believe that they will not have thereafter) sufficient capital for the conduct of their respective businesses and sufficient assets to pay their respective debts as they become due.

5.22.  Nature of Business

The Company and its Subsidiaries are principally engaged in the business of purchasing, acquiring and/or servicing installment sales contracts relating to retail purchases of motor vehicles, including, without limitation, automobiles, motorcycles, light trucks and vans (the "Company
                                                                         -------
       Business").
       ---------

6.     REPRESENTATIONS OF THE PURCHASER

6.1.   Basis of Purchase

The Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by the Purchaser or for the account of one or more pension or trust funds on whose behalf the Purchaser has the authority to act and make the representation contained in this Section 6 and not with a view to the distribution, thereof or any
               ---------
       part thereof or any interest therein within the meaning of the Securities Act; provided, however, that the disposition of the Purchaser's property
            --------  -------
       shall at all times be within its control. The Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.   Source of Funds

The Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be
                                                              ------
       used by the Purchaser to fund the purchase price of the Notes to be purchased by the Purchaser hereunder:

       (1) the Source is an "insurance company general account" (as the term is defined in PTE 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC
                                                                      ----
Annual Statement")) for the general account contract(s) held by or on behalf
----------------
of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (and affiliates thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the Purchaser's state of domicile; or

     (2) the Source is an insurance company pooled separate account that is maintained solely in connection with the Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

     (3) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund within the meaning of the PTE 91-38 (issued July 12,
1991) and, except as disclosed by the Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans
                 ----------
maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (4) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of
Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or
                 ----------

     (5)  the Source is a governmental plan that is covered neither by ERISA nor
Section 4975 of the Code, and the sale and purchase of the Notes will not result in, arise from, constitute or involve a transaction that is prohibited under applicable state or local law; or

     (6) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
                                                                     ---------
(f); or
---

     (7)  the Source constitutes assets of a "plan(s)" (within the meaning of
Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (b), (c), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) identity of such INHAM and
(ii) the name(s) of the employee
benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (g); or
                                    ----------

     (8) the Source does not include assets of any employee benefit plan which is subject to Title I of ERISA nor does it include any plan which is subject to
Section 4975 of the Code.

As used in this Section 6.2, the terms "employee benefit plan", "governmental
                -----------
     plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

To the extent that any Source used by the Purchaser shall cause the transactions contemplated by this Agreement to become, in whole or in part, a non-exempt prohibited transaction under ERISA or the Code (as evidenced by an opinion of counsel reasonably satisfactory to the Purchaser) the Purchaser shall enter into good faith negotiations with the Company with a view to entering into arrangements which will cause such transactions to cease to be such a non-exempt prohibited transaction.

7.   INFORMATION AS TO COMPANY

7.1. Financial and Business Information

The Company shall deliver to each holder of Notes that is an Institutional
Investor:

     (1)  Monthly Statements. Within 30 days after the end of each month in each
          ------------------
fiscal year of the Company, copies of,

          (1) consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such month,

          (2) consolidated and consolidating statements of income and changes in shareholders' equity of the Company and its Subsidiaries, for such month and for the portion of the fiscal year ending with such month, after the second month, and

          (3)  portfolio and operating information required by and set out in
     Schedule 7.1(a)(iii), as such Schedule may be amended from time to time,
     --------------------
     and to the extent prepared by the Company, revised annual budgets for such fiscal year,

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, expressed in Dollars and certified by a Responsible Officer of the Company as fairly presenting, in all material respects, the unaudited financial position of the companies being reported on and their results of operations, subject to changes resulting from year-end adjustments;

     (2)  Audited Annual Statements. Within 90 days after the end of each fiscal
          -------------------------
year of the Company, duplicate copies of,

          (1) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year,

          (2) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, and

          (3) a consolidated statement of cash flows of the Company and its Subsidiary for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

               (1) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with GAAP, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (2) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

     (3)  TFCEI Quarterly Statements. Within 45 days after the end of each
          --------------------------
quarterly fiscal period in each fiscal year of TFCEI (other than the last quarterly fiscal period of such fiscal year), copies of,

          (1) a consolidated balance sheet of TFCEI and its Subsidiaries as at the end of such quarter,

          (2) consolidated statements of income and changes in stockholders' equity of TFCEI and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

          (3) a consolidated statement of cash flows of TFCEI and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Responsible Officer of TFCEI as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided, that delivery within the time
                      --------
period specified above of copies of TFCEI's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(c) with respect to consolidated statements;
        --------------

     (4)  TFCEI Audited Annual Statements.  Within 90 days after the end of each
          -------------------------------
fiscal year of TFCEI, duplicate copies of,

          (1) a consolidated balance sheet of TFCEI and its Subsidiaries, as at the end of such year,

          (2) consolidated statements of income and changes in shareholders' equity of TFCEI and its Subsidiaries, for such year, and

          (3) a consolidated statement of cash flows of TFCEI and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided,
                                                                   --------
however, that the delivery within the time period specified above of TFCEI's
-------
Annual Report on Form 10-K for such fiscal year (together with TFCEI's Annual Report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(d) with respect to consolidated statements;
                     --------------

     (5)  Accountants' Reports.  Promptly after the submission thereof to the
          --------------------
Company, a copy of any detailed audit report or opinion submitted to the Company by independent public accountants in connection with each interim or special audit of the accounts of the Company made by such independent public accountants;

     (6)  Reports to Regulatory Agencies. Promptly upon written request
          ------------------------------
therefor, copies of any reports or financial statements which the Company or any of its Subsidiaries may file annually with any state regulatory agency or agencies;

     (7)  SEC and Other Reports. Promptly upon their becoming available, one
          ---------------------
copy of (i) each financial statement, report, notice or proxy statement sent by TFCEI, the Company or any Subsidiary of TFCEI or the Company to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by TFCEI, the Company or any Subsidiary of TFCEI or the Company with the Securities and Exchange Commission and of all press releases and other statements made available generally by TFCEI, the Company or any Subsidiary of TFCEI or the Company to the public concerning developments that are Material;

     (8)  Certain Notices.  Promptly upon receipt thereof, copies of any notices
          ---------------
received by the Company or any of its Subsidiaries from federal or state administrative agencies relating to any order, ruling, statute or other law or regulation which might materially and adversely affect the operation of the Company's Business;

     (9)  Notice of Default or Event of Default.  Promptly, and in any event
          -------------------------------------
within five days after any of Rick Lieberman or Delma Ambrose or any member of the board of directors of the Company or a Responsible Officer thereof becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed Default hereunder or that any Person has given any notice or taken any action with respect to a claimed Default of the type referred to in Section 11(f), a written notice
                                           -------------
specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (10) Notices from Governmental Authority.  Promptly, and in any event
          -----------------------------------
within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary thereof from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

     (11) Corporate Action.  Promptly upon request by such holder, copies of the
          ----------------
minutes of any meetings, and of any written consents, of the shareholders and the Board of Directors of the Company;

     (12) ERISA Matters.  Promptly, and in any event within five days after any
          -------------
of Rick Lieberman or Delma Ambrose or any member of the board of directors of the Company or a Responsible Officer thereof becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

          (1)  with respect to any Plan, any reportable event, as defined in
     Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

          (2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

          (3) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; and

     (13) Requested Information.  With reasonable promptness, such other data
          ---------------------
and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder or under the Notes as from time to time may be reasonably requested by such holder.

7.2. Officer's Certificate

Within 30 days after the end of each month in each fiscal year the Company shall deliver to each holder of a Note a certificate of a Responsible Officer setting forth:

     (1)  Covenant Compliance.  The information (including detailed
          -------------------
calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2(b), 10.3, 10.4 and 10.5
                                    ----------------  ----  ----     ----
through 10.9 during the monthly or annual period covered by the statements then
        ----
being furnished (including, without limitation, with respect to each such Section, where applicable, detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and detailed calculations of the amount, ratio or percentage then in existence); and

     (2)  Event of Default.  A statement that such officer has reviewed the
          ----------------
relevant hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and financial condition of the Company and its Subsidiaries from the beginning of the monthly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any of its Subsidiaries to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company or relevant Subsidiary shall have taken or proposes to take with respect thereto.

7.3. Inspection

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

     (1)  No Event of Default.  If no Event of Default then exists, and upon
          -------------------
reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and its Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

     (2)  Event of Default. If an Event of Default then exists, at the expense
          ----------------
of the Company, to visit and inspect any of the offices or properties of the Company or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and in the presence of such officers, their independent public accountants,(and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be requested in writing.

7.4. Notice of Certain Events

The Company agrees to execute and deliver to each holder of Notes a certificate signed by a Responsible Officer, specifying the nature and status of any of the following events, immediately upon any officer of the Company becoming aware of the occurrence of the following events:

     (1)  Charter Changes.  The Company shall have filed in any public office
          ---------------
any amendment to its articles of incorporation or shall have changed its jurisdiction of incorporation; or

     (2)  Change of Name.  The Company shall have changed its name or shall do
          --------------
business under any name other than THE Finance Company or Old Dominion Acceptance; or

     (3)  Change of Office. The Company shall have changed its principal place
          ----------------
of business or its chief executive offices; or

     (4)  Material Litigation. The Company or any of its Subsidiaries shall have
          -------------------
become a party to any suit, action or proceeding which, if adversely determined, would have a Material Adverse Effect, or in which the uninsured portion of the projected settlement amount involved could equal US$100,000 or more; or

     (5)  Change of Management. Any of Robert Raley Jr., Ronald Tray, Craig
          --------------------
Poppen, Rick Lieberman or Delma Ambrose shall cease to be active in the management of the Company; or

     (6)  Labor Disputes.  Any strike, walkout, work stoppage or other material
          --------------
employee disruption shall have occurred relating to any facility owned or leased by the Company or any of its Subsidiaries or any labor contract to which the Company or any of its Subsidiaries is a party or by which it is bound expires, which reasonably could be expected to have Material Adverse Effect.

8.   REPAYMENT AND PREPAYMENT OF THE NOTES; INTEREST

8.1. Required Repayments

     (1) On each Scheduled Payment Date the Borrower will repay U.S.$138,888.89 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes. The Borrower shall repay any remaining principal amount of the Notes on the final Scheduled Payment Date

     (2)  Each repayment of the Notes required by the foregoing clause (a) shall
                                                                ----------
be at par and without payment of the Prepayment Cost or any other premium; provided, however, that if, at the time of any such repayment, the proviso to
--------  -------
the definition of the term "Scheduled Payment Date" contained in Schedule B is in effect at such time, then the Company shall, at the time of such repayment, pay all Prepayment Costs of the nature contemplated by paragraph (a) of such definition then outstanding.

     (3)  Upon any partial prepayment of the Notes pursuant to Section 8.2(a) or
                                                               --------------
any partial purchase of the Notes permitted by Section 8.5, such prepayment or
                                               -----------
purchase shall be applied against and reduce (x) first, the scheduled amount of
                                              -
the Notes due on the maturity date thereof and (y) thereafter, each of the
                                                -
remaining required principal payments due under this Section 8.1 in the inverse
                                                     -----------
order of the due date of such payments; and

          (2)  Upon any partial prepayment of the Notes pursuant to Section
                                                                    -------
     8.2(c) the principal amount of each required prepayment of the Notes
     -----
     becoming due under this Section 8.1 on and after the date of such
                             -----------
     prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

8.2. Prepayments with Prepayment Cost

     (1)  The Company may, at its option upon notice as provided in Section 8.3,
                                                                    -----------
prepay at any time all, or from time to time any part of, the Notes, in multiples of US$100,000 in the case of a partial prepayment at 100% of the principal amount so prepaid, plus interest accrued but unpaid, if any, plus the Prepayment Cost determined for the prepayment date with respect to such principal amount.

     (2)  Each partial repayment or prepayment of the Notes pursuant to Section
                                                                        -------
8.1 or 8.2 shall be allocated among all of the outstanding Notes in proportion,
---    ---
as nearly as practicable, to the then outstanding unpaid principal amount thereof not theretofore called for prepayment.

     (3) Upon the occurrence of a Change of Control Event, the Company will, within 7 days after such Change of Control Event, give written notice of such Change of Control Event to each holder of a Note, by registered mail (and shall confirm such notice by prompt telephonic advice to an investment officer of each such holder), which notice shall contain a written irrevocable offer by the Company to prepay at par plus accrued interest and the Prepayment Cost, on a date (the "Prepayment Date") specified in such notice (which date shall be not
           ---------------
less than 30 Business Days (as such term is defined in Section 18.7) and not
                                                       ------------
more than 120 Business Days (as such term is defined in Section 18.7) after the
                                                        ------------
date of such notice), all of the Notes held by such holder in full (and not in part). Such offered prepayment shall be made on the Prepayment Date at the principal amount of the Notes so prepaid plus accrued interest and the Prepayment Cost, upon acceptance of such offer by such holder mailed to the Company at least 7 days prior to the Prepayment Date; provided, however, that
                                                      --------  -------
each holder may, upon at least 5 days' prior written notice, specify to the Company any date for prepayment that is prior to the Prepayment Date, in which event prepayment of the Notes of such holder shall occur on the date so specified by such holder.

     (4) Any offer by the Company to prepay the Notes, and any subsequent prepayment thereof pursuant to this Section 8.2 shall be accompanied by an
                                    -----------
Officers' Certificate (i) stating the principal amount and serial number of each Note to be prepaid, (ii) stating the Prepayment Date, (iii) stating the accrued interest on each such Note to the Prepayment Date to be paid in accordance with
Section 8.4, (iv) certifying that the conditions of this Section 8.2 have been
-----------                                              -----------
fulfilled, and (v) specifying the nature of the Change of Control Event, the transaction resulting in such Change of Control Event and the date of the occurrence of such Change of Control Event.

     (5)  Promptly after any prepayment of Notes pursuant to this Section 8.2,
                                                                  -----------
the Company will deliver to each holder of Notes remaining outstanding an Officers' Certificate specifying the reduced amount of each required repayment of Notes determined in accordance with Section 8.1.
                                       -----------

8.3. Notices, etc.

The Company will give each holder of a Note written notice of each prepayment under Section 8.2 not less than 30 days and not more than 60 days prior to
           -----------
     the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

8.4. Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to Section 8.2, the principal
                                                    -----------
     amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Prepayment Cost. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Prepayment Cost as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5. Prohibited Purchase of Notes

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6. Prepayment Cost

The term "Prepayment Cost" means, with respect to the prepayment (or, in the circumstances referred to in Section 8.1(b), repayment) of any principal
                                  -------------
     amount of any Note, the sum of (a) any costs or expenses incurred by the holder of such Note in making reasonable alternative arrangements in connection with the re-deployment or re-investment of amounts so prepaid or repaid (including, without limitation, any such costs or expenses incurred in connection with the termination or implementation of any Swap) plus (b) two percent of the principal amount prepaid.

8.7. Interest

Interest in respect of the Notes shall be payable as set forth in the Notes.

9.   AFFIRMATIVE COVENANTS

The Company covenants that so long as any of the Notes are outstanding:

9.1. Compliance with Law

The Company will, and the Company will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2. Insurance

The Company will, and the Company will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including, without limitation, deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3. Maintenance of Properties

The Company will, and the Company will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that this Section
                                         --------  -------
     shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is, in the reasonable opinion of the Company or such Subsidiary, desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4. Payment of Taxes and Claims

The Company will, and the Company will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, governmental charges or levies have become due and payable and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided, however, that neither the Company nor any Subsidiary
                 --------  -------
     need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the failure to file such returns or the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5. Corporate Existence, etc.

The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all
                                     ------------
     times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or any Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

10.   NEGATIVE COVENANTS

The Company covenants that so long as any Notes are outstanding:

10.1. Transactions with Affiliates

Without the prior written consent of the Required Holders, the Company shall not, and the Company shall not permit any of its Subsidiaries to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any such Persons), except pursuant to the ordinary course of business or the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person other than any such Person; provided, however,
                                                            --------  -------
      that without regard to the foregoing standard:


      (1) the Company or any Subsidiary may enter into and be a party to any purchase, sale or other transaction (other than a loan transaction) with the Company or any other Subsidiary on terms which are other than arm's-length, in each case, to the extent such purchase, sale or other transaction is otherwise expressly permitted pursuant to the terms of this Agreement;

      (2)  the Company may make Investments in Wholly-Owned Subsidiaries;

      (3) the Company and its Subsidiaries may make intercompany loans and advances to any other Group Company to the extent permitted pursuant to Sections
                                                                        --------
10.4 and the other provisions of this Agreement; and
----

      (4) the Company and its Subsidiaries may undertake any merger or consolidation to the extent permitted pursuant to Section 10.2.
                                                  ------------

10.2. Merger, Consolidation, etc.; Disposal of Assets, Change in Business and Accounting Policies

      (1) The Company shall not, and the Company shall not permit any of its Subsidiaries to, consolidate with or merge with any other Person and the Company shall not, and the Company shall not permit any of its Subsidiaries to, convey, transfer, lease or otherwise dispose of all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

           (1) the Company or such Subsidiary, as the case may be, is the survivor or (x) the successor formed by such consolidation or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company or such Subsidiary as an entirety or the survivor of such merger, as the case may be, is a corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and (y) such Person shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (z) such Person shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel reasonably satisfactory to the holders of any Notes, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms; or

          (2) any such conveyance, transfer or lease by a Subsidiary is made in the ordinary course of business to the Company or to any Wholly-Owned Subsidiary of the Company;

and unless, in any such case, immediately before and after giving effect to such transaction, (x) no Default or Event of Default shall have occurred and be continuing and (y) the Company would be entitled to incur an additional US$1 of Subordinated Indebtedness pursuant to the provisions of Section 10.5.
                                                        ------------

     No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become the Company in the manner prescribed in this Section 10.2 from its liability under this Agreement or the
                   ------------
Notes.

     (2) Without the prior written consent of the Required Holders, the Company shall not, and the Company shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of assets the net book value of which, when aggregated with all other sales, leases, transfers or other disposals made during the relevant period, represents (i) in excess of 5% of Consolidated Assets in any one fiscal year or (ii) in excess of 20% of Consolidated Assets for the period commencing on the Closing Date to the date of the transaction under consideration, in each case determined as of the end of the immediately preceding month; provided, however, that, in calculating the amount of assets
                 --------  -------
sold for purposes of this provision, there shall be excluded assets sold the net proceeds of which are applied within three months after receipt thereof either
(a) to acquire assets of comparable worth and purpose or (b) to prepay the Senior Debt of the Company with any remaining amount after the prepayment in full of all Senior Debt to be shared pro-rata among the holders of Senior Subordinated Indebtedness.

     (3) The Company shall not permit the principal business purpose of the Company and its Subsidiaries to be anything other than the Company Business.

     (4) The Company shall not change any of the accounting policies utilized in connection with the preparation of its financial statements except for any such change implemented in accordance with GAAP.

10.3.  Liens

The Company shall not, and the Company shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its properties or assets (including, without limitation, any document or instrument in respect of goods or accounts receivable), whether now owned or hereafter acquired, or upon any income or profits therefrom, or to transfer any property for the purpose of subjecting the same to the payment of obligations in priority to any payment of its general creditors or acquire or agree to acquire any property or assets upon conditional sales agreements or other title retention devices except:

     (1) Liens for property taxes and assessments or governmental charges or levies to the extent the non-payment of which is permitted by Section 9.4 and
                                                              -----------
Liens securing claims or demands of carriers, warehousemen, landlords, mechanics and materialmen incurred in the ordinary course of business for sums not yet due and payable or the payment of which is being contested by the Company or any Subsidiary on a timely basis and by appropriate proceedings and regarding which the Company or any Subsidiary has established and is maintaining adequate reserves;

     (2) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or any Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review shall have been secured, and, in either case, regarding which adequate reserves have been established and are being maintained;

     (3) Liens incidental to the conduct of business or the ownership of properties and assets (including, without limitation, Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorney's liens and statutory landlord's liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, in each case, the obligation secured is not overdue or, if
--------  -------
overdue, is being contested in good faith by appropriate actions or proceedings and regarding which adequate reserves have been established and are being maintained;

     (4) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company or any Subsidiary or which customarily exist on properties of corporations engaged in similar activities and similarly situated; provided, however, that all of the
                                           --------  -------
foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company and its Subsidiaries;

     (5) Liens on assets of the Company or any Subsidiary securing Indebtedness under the Senior Financing Agreements;

     (6) the Company's Floating Rate Debentures due January 8, 2001 issued in the original principal amount of US$1,000,000 and referred to in Schedule 10.3;
                                                                 -------------

     (7)  other Liens existing as of the date hereof and referred to in Schedule
                                                                        --------
10.3; and
----

     (8) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets intended to be used in carrying on the business of the Company or any Subsidiary including, without limitation, Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or any Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition; provided, however,
                                                          --------  -------
that any such

Lien shall attach solely to the fixed assets acquired or purchased and shall not extend to any other assets of the Company or any Subsidiary.

10.4. Restricted Payments

      (1) The Company will not make or pay or permit to be made or paid, or declare or authorize or permit to be declared or authorized, any Restricted Payment.

      (2)  The term "Restricted Payment" means:
                     ------------------

           (1) every dividend or other distribution paid, made, declared or authorized by the Company or any Subsidiary on or in respect of any call of the capital stock of the Company or any Subsidiary; and

           (2) every payment by or on behalf of the Company or any Subsidiary in connection with the redemption, purchase, retirement or other acquisition of any shares of the capital stock of the Company or any Subsidiary, but excluding every dividend, distribution or other payment to the extent payable in shares of the capital stock of the Company or any Subsidiary.

      Notwithstanding the foregoing provisions of this definition, the term "Restricted Payment" shall not include:
       ------------------

               (1)  any payment by a Subsidiary to the Company; and

               (2) any dividend by the Company in respect of the capital stock of the Company if (x) the aggregate amount of all such dividends paid or declared by the Company during the period commencing on January 1, 2000 and ending on the date such dividend is paid or declared, inclusive, would not exceed fifty percent (50%) of Consolidated Net Earnings for such period (but only if a positive number) and (y) at the time of the proposed payment of such dividend no Default has then occurred and is continuing and no Default would occur as a result of such payment.

10.5. Senior Debt Ratio

The ratio of (a) Consolidated Total Liabilities minus Subordinated Indebtedness
                                                -----
      to (b) Consolidated Tangible Net Worth plus Senior Subordinated
                                             ----
      Indebtedness will not at any time exceed 4.00 to 1.

10.6. Total Debt Ratio

The ratio of (a) Consolidated Total Liabilities minus Junior Subordinated
                                                -----
      Indebtedness to (b) Consolidated Tangible Net Worth will not at any time exceed 7.00 to 1.

10.7. Pre-Tax Earnings Available for Fixed Charges

The ratio of Consolidated Pre-Tax Earnings Available for Fixed Charges to
      Consolidated Fixed Charges will at all times exceed 1.25 to 1.

10.8. Reserve Ratio, Dealer Reserves, etc.

      (1) The Company shall not allow the sum of (i) Consolidated Dealer Reserves plus (ii) allowances for credit losses to fall below 120% of the
         ----
Aggregate Principal Amount of Receivables owned by it and its Subsidiaries which are at least Sixty Days Delinquent.

      (2) The Company will maintain the sum of (i) Consolidated Dealer Reserves plus (ii) allowances for credit losses in an amount at least equal to 8% of the Aggregate Principal Amount of Receivables owned by it and its Subsidiaries.

      (3) The Company shall not allow its Consolidated Tangible Net Worth on any date to be less than US$29 million plus 50% of Consolidated Net Earnings
                                       ----
during the period from January 1, 2000 to such date.

      (4) The Company shall not allow the ratio of Consolidated Tangible Net Worth to the Aggregate Principal Amount of Receivables owned by it and its Subsidiaries to be, at any time, less than 12%.

10.9. Business Activities

The Company will not, and will not permit any of its Subsidiaries to, engage in any business activities other than those closely related to its business activities on the date hereof, namely, the Company Business, or otherwise acquire part of the assets of or ownership interest in any Person not engaged in the business activities (or those closely related to such business activities) then engaged in by the Company and its Subsidiaries.

10.10. Issuance of Stock by Company and Subsidiaries

The Company will not issue, dispose of or sell any shares of its capital stock other than to TFCEI or to any other Person through a public offering of securities. The Company will not permit any Subsidiary to issue, sell or dispose of any shares of such Subsidiary's capital stock to any Person other than the Company.

10.11. Acquisition of Stock; Restrictions on Dividend Payments by Subsidiaries

The Company will not permit any of its Subsidiaries to purchase or otherwise acquire or hold, or to make any payment in respect of, any capital stock of the Company. The Company will not permit any of its Subsidiaries to enter into any agreement, understanding or other agreement which prohibits or restricts in any way any dividend payments or other distribution on the shares of capital stock of such Subsidiaries to the Company.

10.12. Prohibition of Certain Contracts
The Company will not, and will not permit any of its Subsidiaries to, guarantee the obligations of any Person, or enter into, become a party to or become liable in respect of, any lease or other contract which, in economic effect, is substantially equivalent to a guarantee of the obligations of any

        Person, except if such contract constitutes Indebtedness which is permitted by Sections 10.1 or 10.3, and other than by endorsement of
                     -------------    ----
        negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

10.13.  Consolidated Tax Returns

The Company will not file or consent to the filing of any consolidated income tax return with any Person other than TFCEI and its Subsidiaries.

10.14. ERISA

The Company will not, and will not permit any ERISA Affiliate to,

       (1) (i) engage in any transaction in connection with which the Company or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (ii) fail to make full payment when due of all amounts which would be deductible by the Company or any ERISA Affiliate and which, under the provisions of any Plan, applicable law or applicable collective bargaining agreement, the Company or any ERISA Affiliate is required to pay as contributions thereto, or
(iii) permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan a "multiple employer Plan"), if, in the case of any of clause (i), (ii) or (iii) above, such penalty or tax, or the failure to make such payment, or the existence of such deficiency, as the case may be, could have a Material Adverse Effect;

       (2) permit the amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) under all Plans (of which there are currently no defined benefit plans) maintained at such time by the Company or any ERISA Affiliate (other than Multiemployer Plans or multiple employer Plans) to exceed US$1 million; or

       (3) permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to all Plans (of which there are currently none) which are "multiple employer plans" and all Multiemployer Plans incurred by the Company or any ERISA Affiliate to exceed US$1 million.

11.    EVENTS OF DEFAULT

An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

     (1) the Company shall default in the payment of any principal or Prepayment Cost on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (2) the Company shall default in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

     (3) the Company defaults in the performance of or compliance with any term contained in Section 7.1 or Sections 10.1 through 10.14 inclusive; or
             -----------    -------------         -----

     (4) the Company defaults in the performance of or compliance with any other term contained herein (other than those referred to in clauses (a), (b)
                                                             -----------  ---
and (c)) and such default is not remedied within 20 days; or
    ----

     (5) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or Prepayment Cost or interest on (x) any of its Indebtedness under the Senior Financing Agreements or (y) (A) any of its other Indebtedness for borrowed money or (B) any leases or contracts with respect to which it is obligated to make payments in an aggregate outstanding amount of US$100,000 or more, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of any Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay such Indebtedness before its regular maturity or before its regularly scheduled dates or payment or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

     (6) any written representation or warranty made by the Company in this Agreement, or made by or on behalf of the Company or by any officer of the Company in any written statement or certificate furnished by or on behalf of the Company in connection with the consummation of the issuance and delivery of the Notes or furnished in writing by or on behalf of the Company pursuant hereto, is untrue in any Material respect as of the date of issuance or making thereof; or

     (7) any final uninsured judgment(s) for the payment of money aggregating in excess of US$100,000 is or are outstanding against the Company or any of its Subsidiaries or against any property or assets of any of the Company or any of its Subsidiaries and any one of such judgments which is in excess of US$100,000 has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry or its due date, whichever is later; or

     (8) the Company or any of its Subsidiaries (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answers or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

     (9) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidaof the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

     (10) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under
Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,
(iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed US$100,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together
             -----------         ----
with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

     (11) any event, cause or circumstance shall occur which shall have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee
           -------------             ---------------------       ---------
welfare benefit plan" shall have the respective meanings assigned to such terms
--------------------
in Section 3 of ERISA.

If the Company shall at any time after the date of this Agreement become a party, as a borrower or issuer, to any agreement relating to Subordinated Indebtedness that permits the holder or holders of the instruments evidencing such Subordinated Indebtedness, or any trustee or agent for such holder or holders, to accelerate or require the purchase or repayment of such Subordinated Indebtedness prior to its or their stated maturity in one or more of the events set forth in clauses (y) and (z) below (in any case under circumstances
             -----------     ---
materially less favorable to the Company than are provided for in Section 11 or
                                                                  ----------
Section 12), then the provisions (whether a cross-default clause, an undertaking
----------
or other provision) in such other agreement to such effect shall be deemed to be incorporated by reference in this Agreement, mutatis mutandis, as if then and thereafter set forth in full herein for so long as such agreement shall remain in effect, all without further action on the part of the Company or any holder of a Note:

          (y) a payment default or payment event of default (however described) in respect of any Subordinated Indebtedness (other than the Subordinated Indebtedness under such other agreement) of the Company or any aggregate amount of such Subordinated Indebtedness, or

          (z) a default or event of default (however described) in respect of any nonpayment obligation or condition with respect to any Subordinated Indebtedness (other than the Subordinated Indebtedness under such other agreement) of the Company or any aggregate amount of such Subordinated Indebtedness, which nonpayment obligation or condition, after the lapse of any applicable cure or grace period, would permit the holder(s) of such other Subordinated

     Indebtedness (or any agent or trustee on their behalf) to cause such other Subordinated Indebtedness to become due and payable prior to its expressed maturity.

Simultaneously with the delivery of any Officer's Certificate by the Company pursuant to Section 7.2 for the period in which such other agreement of the
            -----------
nature referred to in the immediately preceding paragraph was entered into, the Company will furnish a copy of the cross-default, undertaking or other provision that is incorporated by reference as aforesaid to each holder of a Note. For the avoidance of doubt, any such incorporation of a cross-default, undertaking or other provision in respect of any other agreement shall take effect and terminate simultaneously with the effectiveness and termination of such agreement and shall automatically (without any action being taken by the Company other than as set forth below) be further modified if such cross-default, undertaking or other provision is strengthened, relaxed or eased by way of any amendment or modification to such agreement, in which case the Company shall send to each holder of a Note a copy of such amendment or modification, certified to be true and correct by a Responsible Officer of the Company, simultaneously with the delivery of an Officer's Certificate by the Company pursuant to Section 7.2 for the period in which such amendment or modification
            -----------
was entered into. For the avoidance of doubt, if the Company shall have entered into another agreement or an amendment or modification thereto pursuant to which a cross-default, undertaking or other provision shall have been incorporated by reference or, after having been so incorporated, has been strengthened, relaxed or eased, in each case as provided above, such copies of such other agreement or such amendment or modification in respect thereof shall be delivered to each holder of a Note simultaneously with the delivery of the Officer's Certificate of the Company for such period during which such other agreement, amendment or modification shall have become effective. In the event that the Notes are declared to be due and payable by reason of any Event of Default incorporated by reference as aforesaid, the Notes shall become due and payable together with interest accrued thereon and the Prepayment Cost with respect to the Notes, all as provided in Section 12.
               -----------


12.    REMEDIES ON DEFAULT, ETC.

12.1.  Acceleration

       (1)  If an Event of Default with respect to the Company described in
Section 11(h) or 11(i) has occurred, all Notes then outstanding shall
-------------    -----
automatically become immediately due and payable.

       (2) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

       (3)  If any Event of Default described in clause (a) or (b) of Section 11
                                                 ----------    ---    ----------
has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether
                                                        ------------
automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Prepayment Cost determined in respect of such principal amount shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Prepayment Cost by the Company in the event that the Notes are prepaid or accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  Other Remedies

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  Rescission

At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 80% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all
           -
       principal of and the Prepayment Cost on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and the Prepayment Cost, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults,
                                        -
       other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
       Section 19, and (c) no judgment or decree has been entered for the
       ----------       -
       payment of any monies due pursuant hereto or under the Notes. No rescission and annulment under this Section 12.3 will extend to or affect
                                           ------------
       any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or any Note upon any holder of any Note shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to each holder of each
                     ----------
       Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation,
                             ----------
       reasonable attorneys' fees, expenses and disbursements.

12.5.  Payments Received Following an Event of Default

If, while an Event of Default shall have occurred and is continuing, any payment that is insufficient to discharge fully the amounts then due and owing hereunder shall be received by the holders of the Notes, the amount of any such payment shall be applied by the holders of the Notes in the following order of priority: first, to fees and expenses due hereunder;
                                    ------
       second, to the ratable payment of overdue interest; third, to the ratable
       ------                                              -----
       payment of overdue principal (including any associated Prepayment Cost); fourth, to the ratable payment of current interest then due and payable;
       ------
       and, fifth, to the ratable payment of current principal (including any
            ------
       associated Prepayment Cost) then due and payable.

12.6.  Cooperation by the Company

To the extent that it lawfully may, the Company agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement or of any Note.

13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  Registration of Notes

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  Transfer and Exchange of Notes

Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note; provided, however,
                                                            --------  -------
       that each holder of any Note agrees and understands that, without the consent of the Company, such holder shall not transfer any Note to a Competitor or to a Person that is resident in a jurisdiction other than the United Kingdom and that, at the time of the transfer, is not eligible for a complete exemption from U.S. withholding tax on payments hereunder treated as interest for U.S. federal income tax purposes. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be
                                       ---------
       dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than US$100,000; provided, however, that if
                                                 --------  -------
       necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than US$100,000. The Purchaser agrees that it may transfer the Notes to a maximum number of four transferees during the term of the Notes. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
                -----------

13.3.  Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

       (1) in the case of loss, theft or destruction, of an affidavit and agreement of indemnity reasonably satisfactory to the Company (provided,
                                                               --------
however, that if the holder of such Note is, or is a nominee for, an original
-------
Purchaser or another holder of a Note with a minimum net worth of at least US$50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

       (2)  in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.    TAX INDEMNIFICATION

14.1. Except as otherwise provided in this Section, all payments by the Company of principal of, and interest on, the Notes and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority; excluding, however, franchise
                                                   ---------  -------
       taxes and taxes imposed on or measured by the Purchaser's or any other holder's net income or receipts by such Person's jurisdiction of organization or the jurisdiction in which it maintains an office or other permanent establishment to which its purchase or holding of Notes is attributable (such non-excluded items being called "Taxes"). In the event
                                                           -----
       that any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will

       (1) except as otherwise provided in this Section, pay to the Purchaser and each other holder such additional amount or amounts as is necessary to ensure that the net amount actually received by each holder will equal the full amount such holder would have received had no such withholding or deduction been required;

       (2) pay directly to the relevant authority the full amount required to be so withheld or deducted (including, without limitation, amounts required to be withheld or deducted from amounts paid under clause (a) above); and
                                                ----------

       (3) promptly forward to the Purchaser and each other holder an official receipt or other documentation satisfactory to the Purchaser and each other holder evidencing such payment to such authority.

Moreover, if any Taxes are directly asserted against the Purchaser or any other holder with respect to any payment received by the Purchaser or such holder hereunder, the Purchaser or such holder may pay such Taxes and except as otherwise provided in this Section, the Company will promptly pay such additional amount (including, without limitation, any penalties, interest or expenses) as is necessary in order that the net amount received by the Purchaser or such holder after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Purchaser or such holder would have received had no such Taxes been asserted; provided, however, that the Company shall not be required to
                 --------  -------
       pay any penalties, interest or expenses incurred in connection with such Taxes as a result of the gross negligence or wilful misconduct of the Purchaser or such holder.

If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Purchaser and the other holders the required receipts or other required documentary evidence, the Company shall indemnify the Purchaser and the other holders for any incremental Taxes, interest or penalties that may become payable by the Purchaser or any other holder as a result of any such failure. For purposes of this Section, a distribution hereunder by the Purchaser or any other holder to or for the account of any other holder shall be deemed a payment by the Company.

The Purchaser shall provide to the Company on or prior to the due date of the first payment under the Notes, two original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (or any successor form) certifying to the Purchaser's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. Any holder which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (a "Non-U.S. Noteholder")
                                                          -------------------
       that becomes a holder under this Agreement after the Closing Date shall, upon the date of such holder becoming a holder hereunder, provide to the Company two original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (or any successor form) certifying as to such holder's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. To the extent legally entitled to do so, from time to time upon the reasonable written request of the Company after the Closing Date, each holder of Notes (including the Purchaser) that is a Non-U.S. Noteholder will provide to the Company two original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (or any successor forms) certifying to such holder's entitlement to an exemption from, or reduction in, United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note.

Notwithstanding anything to the contrary contained in this Section, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any holder of Notes that is a Non-U.S. Noteholder and that has not provided to the Company the forms required to be provided to the Company pursuant to the preceding paragraph, and the Company shall have no obligation to pay any additional amount to a Non-U.S. Noteholder with respect to such withheld amounts or with respect to Taxes incurred by such Non-U.S. Noteholder to the extent such withholding would not have been required or such Taxes would not have been incurred if such Non-U.S. Noteholder would have provided such forms to the Company in the manner required by the preceding paragraph.

15.    PAYMENTS ON THE NOTES

15.1.  Place of Payment

Subject to Section 15.2, payments of principal, Prepayment Cost and interest and
           ------------
       all other amounts becoming due and payable on the Notes shall be made in New York City, New York.

15.2.  Home Office Payment

So long as the Purchaser or its nominee shall be a holder of Notes, and notwithstanding anything contained in Section 15.1 or in such Note to the
                                             ------------
       contrary, the Company will pay all sums becoming due on the Notes for principal, Prepayment Cost, and interest and all other amounts by the method and at the address specified for such purpose below the Purchaser's name in Schedule A, or by such other method or at such other
                           ----------
       address as the Purchaser shall have from time to time specified to the Company in writing for such purpose without the presentation or surrender of such Note or making of any notation thereof except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or
                                             ------------
       other disposition of any Note held by the Purchaser or its nominee, the Purchaser will, at its election, either endorse thereon the amount of principal paid thereof and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits
                            ------------
       of this Section 15.2 to any Institutional Investor that is the direct or
               ------------
       indirect transferee of any Note purchased by the Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchaser has made in this Section 15.2.
                                      ------------


16.    EXPENSES, ETC.

16.1.  Transaction Expenses

Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchaser and each holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including, without limitation, financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save the Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Purchaser).

16.2.  Certain Taxes

The Company will pay (a) all stamp, documentary or similar taxes which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery of the Notes or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes and (b) to the extent permitted by law, any tax or fees referred to in Section 5.9(b) which may be payable at any time, and will save each
          --------------
       holder of a Note harmless against any loss or liability resulting from non-payments or delay in payment of any such tax required to be paid by the Company hereunder.

16.3.  Survival

The obligations of the Company under this Section 16 will survive the payment or
                                          ----------
       transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement and the termination of this Agreement.

17.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the sale and purchase of the Notes and the repayment or transfer of the Notes, and may be relied upon by any holder of a Note, regardless of any investigation made at any time by or on behalf of any holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

18.    SUBORDINATION OF NOTES.

18.1.  General

Notwithstanding the terms of Section 12.5 or any other provision of this
                             ------------
       Agreement to the contrary, all Notes to the extent and in the manner hereinafter set forth shall be subordinated and subject in right of payment to the prior payment in full of all Senior Debt (as defined in
       Section 18.2). Each holder of Notes, whether upon original issue or upon
       ------------
       transfer or assignment thereof, by its acceptance thereof agrees that the Notes shall be subject to the provisions contained in this Section 18. The provisions of this Section 18 shall be for the benefit of the holders
                              ----------
       of the Senior Debt and may be enforced directly by such holders.

18.2.  Senior Debt

The term "Senior Debt" shall mean the principal of and premium, if any, and interest (whether accruing before or after the commencement of a proceeding in bankruptcy against or with respect to the Company, but only to the extent allowed as a claim in bankruptcy) on, and reasonable costs and fees payable with respect to, all Indebtedness of the Company under the Senior Financing Agreements.

18.3.  Priority and Payment of Proceeds in Certain Events

     (1)  Insolvency.  Upon any payment or distribution of assets of the
          ----------
Company, whether in cash, property or securities (other than securities of the Company or any other corporation provided for in a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 18 with respect to the Notes, to the payment of all
                 ----------
Senior Debt then outstanding), to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt then outstanding shall first be paid in full, or full payment thereof duly provided for, before the holders of the Notes shall be entitled to receive any assets so paid or distributed in respect thereof. Upon any such dissolution or winding up or liquidation or reorganization any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any corporation provided for in a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 18 with respect to the Notes, to the payment
                            ----------
of all Senior Debt then outstanding), to which the holders of the Notes would be entitled, except for these provisions, shall be paid by the Company, its successors or assigns, or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of Senior Debt then outstanding to the extent necessary to pay all such Senior Debt which was then outstanding in full, in moneys or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the holders of the Notes.

     (2)  Senior Debt Defaults.  At any time when any Senior Debt shall be
          --------------------
outstanding, no direct or indirect payment by or on behalf of the Company of principal of, Prepayment Costs, if any, or interest on the Notes, whether pursuant to the terms of the Notes, on acceleration or otherwise (including, without limitation, any payments to be made pursuant to or associated with claims in bankruptcy, insolvency, assignments for the benefit of creditors or other similar basis), shall be made if:

          (1)  at the time of such payments:

               (1) there has been an acceleration of the Notes as a result of an Event of Default, or

               (2) the CIGNA Subordinated Debt has not been paid in full in cash and there exists a default in the payment of principal of, prepayment costs, if any, or interest under the Senior Financing Agreements, or

               (3) the CIGNA Subordinated Debt has been paid in full in cash, GECC has been paid in full in cash under the GECC Senior Financing Agreement and there exists either, (w) a default in the payment of principal of, prepayment costs, if any, or interest under any other Senior Financing Agreements or (x) a default under any other provision of such other Senior Financing Agreements, similar in nature to those provisions of the GECC Senior Financing Agreement referred to in clauses (D)(w), (x), (y) or (z) below, or
          --------------  ---  ---    ---

               (4) the CIGNA Subordinated Debt has been paid in full in cash, GECC has not been paid in full in cash under the GECC Senior Financing Agreement and either, (v) there exists a default in the payment of principal of, prepayment costs, if any, or interest under the GECC Senior Financing Agreement, (w) there exists a default under any of Sections 15.0 (D) through (I) of the GECC Senior Financing Agreement (provided, however, that Section 15.0(I) is only applicable to the
           --------  -------
          extent that GECC shall have given the Company notice of its intent to exercise its rights thereunder), (x) the Borrower has failed to maintain the financial covenants listed in Exhibit 13.6 to the GECC Senior Financing Agreement, (y) there has been a failure to perform the obligations contained in Section 13.2 of the GECC Senior Financing Agreement or (z) there has been a failure to perform the obligations contained in Section 13.9 of the GECC Financing Agreement with respect to insurance policies that are material to the conduct of the Company's business;

     (ii) the holders of the Notes shall have received written notice from the relevant Senior Debt holder of any of the circumstances referred to in clauses
                                                                       -------
(i)(B), (C) or (D); and
------  ---    ---

     (iii)   with regard to clauses (i)(B), (C) and (D) above any such default
                            --------------  ---     ---
under the Senior Financing Agreements has not been waived or cured, or the holders of the Senior Debt have not waived the benefits of this Section 18.3(b).
                                                                ---------------

In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any holder of a Note shall have received any payment on account of sums due on the Notes (other than as permitted by this Section 18.3) at a time when such payment is prohibited by this
            ------------
       Section 18.3 and before the principal of and interest on all Senior Debt
       ------------
       of the Company is paid in full, then in such event such payment or distribution shall be received and held in trust for the holders of Senior Debt and shall be paid over or delivered to the holders of the Senior Debt remaining unpaid within ten (10) Business Days of receipt by the holders of the Notes to the extent necessary to pay in full in cash or cash equivalents the principal of and interest on such Senior Debt in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Notwithstanding the foregoing provisions of this Section 18.3(b), if, within 120 calendar days after the cessation of any payment on the Notes as a result of the foregoing provisions of this Section 18.3(b), either (X) the holders of the Senior Debt have not cured all defaults under the Notes or have not declared an event of default under the Senior Financing Agreements and accelerated the Senior Debt or (Y) the Company, the holders of the Senior Debt and the holders of the Senior Subordinated Indebtedness have not reached a mutually acceptable resolution of the Company's defaults, then the holders of the Notes may receive such payments and may exercise any available remedies against the Company as a result of the Company's defaults under the Notes and this Agreement.

18.4.  Subrogation

Subject to the payment in full of all Senior Debt, the holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company made on the Senior Debt until the principal of, Prepayment Cost, if any, and interest on (and any other amounts due with respect to) the Notes shall be paid in full. For the purposes of such subrogation, no payments or distribution to the holders of Senior Debt of any cash, property or securities to which the holders of the Notes would be entitled to except for these provisions shall, as among the Company, its creditors other than the holders of Senior Debt, and the holders of the Notes, be deemed to be a payment by the Company to or on account of Senior Debt, it being understood that these provisions in this Section 18 are used, and are
                                                ----------
       intended, solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Debt, on the other hand.

18.5.  Obligations Unaffected

       (1)  Nothing contained in this Section 18 is intended to or shall impair
                                      ----------
as among the Company, its creditors other than the holders of Senior Debt, and the holders of the Notes, the obligations of the Company, which shall be absolute and unconditional, to pay to the holders of the Notes the principal of, the Prepayment Cost, if any, and interest on the Notes, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of Senior Debt.

     (2) Nothing herein shall prevent any holder of the Notes from exercising any remedies otherwise permitted by applicable law upon the occurrence of an Event of Default, subject to the rights, if any, under this Section 18 of
                                                            ----------
the holders of Senior Debt.

18.6. Protection of Subordination

      (1) If any holder of the Notes fails to file a claim against the Company or its property in any insolvency, or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding at least 15 Business Days prior to the date established by the rule of law or order of court for such filing, such holder of the Notes does hereby grant to the Senior Debt holder the full right (but not the obligation), in its own name or in its name as attorney in fact for the holder of the Notes, to collect and enforce said claims by suit, proof of claim in bankruptcy or other liquidation, reorganization or insolvency proceedings or otherwise. In such event, the holder of the Notes will: (i) promptly deliver or cause to be delivered to the Senior Debt holder copies of the Note Purchase Agreement and all other documents and/or instruments entered into in connection therewith, (ii) promptly execute and deliver to the Senior Debt holder all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, as may be required by the Senior Debt holder to enforce all claims upon or in respect of the Note Purchase Agreement; and (iii) take all such other actions as may be requested by the Senior Debt holder to enforce all claims upon or in respect of the subordinated indebtedness evidenced by the Note Purchase Agreement. In such event, the holder of the Notes will also be deemed to have granted to the Senior Debt holder: (i) the exclusive right to vote all claims of the holder of the Notes in any insolvency, or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding, and (ii) the exclusive right to object to any proposed plan of reorganization relating to the Company to which the holder of the Notes otherwise would have standing to object authorize the Senior Debt holder to prove such claim in such proceedings on the subordinated indebtedness evidenced by the Note Purchase Agreement.

     (2) The holder of the Notes will not in any proceeding, whether in connection with an insolvency, or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding, initiate a challenge or contest (or encourage any third party to challenge or contest) the holder of the Senior Debt the perfection, superiority, priority, validity or enforceability of any security interest or lien granted to the Senior Debt holder pursuant to the Senior Financing Agreements, any notes executed by Company pursuant thereto ("Senior Note"), the security documents or other documents executed pursuant to or associated with the execution of the Senior Financing Agreements (the "Loan Documents"), nor will the holders of the Notes initiate a challenge to the validity or enforceability of such Senior Financing Agreements, Senior Note, or other Loan Documents, or any provision thereof, nor will the holders of the Notes object on a lack of protection basis to any debtor-in-possession financing either provided by or supported by the Senior Debt holders. The holders of the Notes hereby acknowledge that the provisions of this Agreement are intended to be enforceable at all times, whether before or after any proceeding or other event in connection with any insolvency, or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding. The holders of the Notes hereby waives any right to require the Senior Debt holder or other holders of the Senior Debt to marshal the collateral for such Senior Debt.

     (3) Without limiting the foregoing, the holders of the Notes will not initiate either a challenge or another action to impair the exercise by the Senior Debt holder of the right granted to the Senior Debt holder to move for the appointment of a receiver for the Company in accordance with the applicable provisions of the Loan Documents.

18.7.  Limitation on Acceleration

Notwithstanding any other provision of this Agreement to the contrary, unless the principal amount of Indebtedness of the Company then outstanding under the Senior Financing Agreements shall have become or been declared to be due and payable, (a) the holders of the Notes shall not have the right to accelerate the maturity of the Notes pursuant to Section 12.1 solely by
                                                      ------------
     reason of the existence of any Event of Default under Section 11(b), (c),
                                                           ------------   ---
     (d), (e), (f), (j), and/or (k) unless each Lender (as defined in the Senior
     ---  ---  ---  ---         ---
     Financing Agreements) shall have been given notice in writing (by overnight delivery service or personal delivery to such address as each said Lender shall provide to the holders of the Notes) to the effect that one or more holders of Notes then having the right (but for this Section 18.7) to
                                                          ------------
     accelerate the maturity of such holders' Notes or the entire outstanding principal amount of the Notes then outstanding intend so to accelerate and 60 Business Days shall have elapsed since the date on which such notice shall have been given and (b) no holder of the Notes shall have the right to be prepaid pursuant to Section 8.2 unless each Lender shall have been
                               -----------
     given notice in writing (by overnight delivery service or personal delivery to such address as each said Lender shall provide to the holders of the Notes) to the effect that such holder intends to accept an offer to be prepaid under such Section 8.2 and 60 Business Days shall have elapsed
                        -----------
     since the date on which such notice shall have been given. Notwithstanding any provisions in this Agreement or in this Section 18.7 to the contrary,
                                                 ------------
     at any time prior to the acceleration of the maturity of the Notes, any holder of Senior Debt shall have the right but not the obligation to cure any and all individual defaults under the Notes. For the purposes of this
     Section 18.7, "Business Day" shall mean any day other than a Saturday, a
     ------------   ------------
     Sunday or any day on which banking institutions in Norfolk, Virginia, are not required to open.

18.8.  Consent of Holders of Senior Debt

None of the provisions of this Section 18 may be modified or deleted, in whole
                               ----------
     or in part, without the prior written consent of the holders of the Senior Debt and no modification or deletion of this Section 18 will be enforceable
                                                  ----------
     or binding on any Person unless such written consent has been obtained. Each holder of Senior Debt is a third party beneficiary of this Section 18
                                                                     ----------
     and may enforce any or all of the provisions of this Section 18 against the
                                                          ----------
     Company and any holder of the Notes at any time.

18.9. No Amendments to Required Payments

The parties hereby agree that Section 8.1 may not be modified in whole or in
                              -----------
     part without the prior written consent of the holders of the Senior Debt.

19.  AMENDMENT AND WAIVER

19.1. Requirements

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, or 6, or any
                                         ------- -  -  -  -  -     -
      defined term (as it is used therein), will be effective as to any holder of a Note unless consented to by such holder in writing and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time affected thereby, (i) subject to the provisions of
      Section 12 relating to acceleration or rescission, change the amount or
      ----------
      time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Prepayment Cost on, the Notes, (ii) change the percentage of the principal amount of the Notes which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 18, 19, or 22.
                                    ----------  ----   ----   --  --  --     --

19.2. Solicitation of Holders of Notes

      (1)  Solicitation.  The Company will provide each holder of the Notes with
           ------------
sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of Notes promptly following the
                   ----------
date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (2)  Payment. The Company will not directly or indirectly pay or cause to
          -------
be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes, as the case may be, then outstanding even if such holder of Notes did not consent to such waiver or amendment.

19.3.  Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 19 shall apply
                                                         ----------
     equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived nor will it impair any right consequent thereon. No course of dealing between the Company and holder of any Note, nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of any Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

19.4.  Notes held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

20.  NOTICES

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

     (1) if to the Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as the Purchaser
                  ----------
shall have specified to the Company in writing,

     (2) if to any other holder of a Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

     (3) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer with a copy to John Paris, Esq., at Williams, Mullen, Clark & Dobbins PC, 900 One Columbus Center, Virginia Beach, VA 23462 or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 20 will be deemed given only when actually received.
                   ----------

21.  REPRODUCTION OF DOCUMENTS

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchaser at the Closing (except the Notes), and (c) financial statements, certificates and other information previously or hereafter furnished to the holders of Notes, may be reproduced by the holders of Notes by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the holders of Notes may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any holders of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 21 shall not prohibit the
                                              ----------
     Company or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

22.  CONFIDENTIAL INFORMATION

For the purposes of this Section 22, "Confidential Information" means
                         ----------
     information delivered to the holders of Notes by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labelled or otherwise adequately identified when received by the holders of Notes as being confidential information of the Company or such Subsidiary; provided,
                                     --------
     however, that such term does not include information that (a) was publicly
     -------
     known or otherwise known to any holder of a Note prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by any holder of a Note or any person acting on their behalf, (c) otherwise becomes known to any holder of a Note other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to any holder of a Note under Section 7.1 that are
                                                        -----------
     otherwise publicly available. The holders of Notes will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by them in good faith to protect confidential information of third parties delivered to them; provided, however, that
                                                     --------  -------
     such holders may deliver or disclose Confidential Information to (s) their directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the transactions represented by this Agreement and the Notes), (t) their financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 22, (u) any other holder of a Note, (v) any
                       ----------
     Institutional Investor to which any holder of a Note sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (w) any
                                                       ----------
     Person from which any holder of a Note offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
     22), (x) any federal or state regulatory authority having jurisdiction over any holder of a Note, (y) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about investment portfolios or (z) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to any holder of a Note, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which any holder of a Note is a party or (iv) if an Event of Default has occurred and is continuing, to the extent any holder of a Note may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the relevant Note or this Agreement. Each holder of a Note by accepting a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to
                                      ----------
     this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than the Purchaser), such holder will enter into an agreement with the Company embodying the provisions of this Section 22.
                                      ----------
23.  SUBMISSION TO JURISDICTION

THE COMPANY HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING
     BROUGHT BY OR AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OF THE NOTES OR ANY DOCUMENT DELIVERED PURSUANT HERETO OR THERETO OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING (A "PROCEEDING") MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN
         ----------
     THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA IN THE STATE OF NEW YORK, AT THE ELECTION OF THE PARTY BRINGING SUIT. BY EXECUTION AND DELIVERY OF

     THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS IN PERSON, GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY PROCEEDING FOR ITSELF AND IN RESPECT OF ANY OF ITS PROPERTY, ASSETS AND REVENUES. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW, NOT TO PLEAD OR CLAIM THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, OR ANY RIGHT TO REQUIRE THE PROCEEDING TO BE CONDUCTED IN ANY OTHER JURISDICTION BY REASON OF ITS PRESENT OR FUTURE DOMICILE. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT SHALL BE CONCLUSIVE AND BINDING UPON IT AND MAY BE ENFORCED IN ANY COURT THE JURISDICTION OF WHICH IT IS SUBJECT BY A SUIT UPON SUCH JUDGMENT. THE COMPANY HAS IRREVOCABLY DESIGNATED, APPOINTED AND EMPOWERED CT CORPORATION SYSTEM, 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NY 10011, AS ITS DULY AUTHORIZED REGISTERED AGENT (TOGETHER WITH ANY SUCCESSOR AGENT, THE "AUTHORIZED AGENT") TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF AND ON BEHALF OF ITS PROPERTY SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY PROCEEDING, WHICH SERVICE MAY BE MADE ON SUCH AUTHORIZED AGENT IN ACCORDANCE WITH LEGAL PROCEDURES PRESCRIBED FOR SUCH COURTS. SUCH APPOINTMENT SHALL BE IRREVOCABLE SO LONG AS ANY NOTE REMAINS OUTSTANDING OR UNTIL THE APPOINTMENT, SIMILARLY IRREVOCABLE, OF A SUCCESSOR AUTHORIZED AGENT AND SUCH SUCCESSOR'S ACCEPTANCE OF SUCH APPOINTMENT. THE COMPANY AGREES TO TAKE ANY AND ALL ACTION NECESSARY TO CONTINUE SUCH DESIGNATION IN FULL FORCE AND EFFECT AND TO ADVISE THE HOLDERS OF ANY CHANGE OF ADDRESS OF SUCH AUTHORIZED AGENT; AND IF SUCH AUTHORIZED AGENT BECOMES UNAVAILABLE FOR THIS PURPOSE FOR ANY REASON, THE COMPANY SHALL PROMPTLY DESIGNATE A SUCCESSOR AUTHORIZED AGENT WITHIN NEW YORK, NEW YORK, WHO SHALL AGREE TO ACT AS SUCH, WITH THE POWERS AND FOR THE PURPOSES SPECIFIED IN THIS SECTION. IF THE COMPANY DOES NOT SO APPOINT A NEW AUTHORIZED AGENT WITHIN TEN BUSINESS DAYS OF SUCH UNAVAILABILITY, THE REQUIRED HOLDERS MAY APPOINT A NEW AUTHORIZED AGENT WITHOUT FURTHER ACT BY THE COMPANY. THE COMPANY FURTHER IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OUT OF ANY OF THE AFORESAID COURTS IN ANY SUCH PROCEEDING BY HAND DELIVERY, TO IT AT ITS ADDRESS REFERRED TO IN SECTION 20 OR TO ANY OTHER ADDRESSES OF WHICH
                                   ----------
     IT SHALL HAVE GIVEN NOTICE TO ITS THEN AUTHORIZED AGENT. THE COMPANY AGREES THAT SERVICE UPON IT

     OR ANY SUCH AUTHORIZED AGENT AS PROVIDED FOR HEREIN SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON IT, AND THAT THE FAILURE OF ANY SUCH AUTHORIZED AGENT TO GIVE ANY NOTICE OF SUCH SERVICE TO IT SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. TO THE EXTENT THAT THE COMPANY MAY NOW OR HEREAFTER BE ENTITLED, IN ANY PROCEEDINGS IN ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK, TO CLAIM FOR ITSELF OR ITS PROPERTIES, ASSETS OR REVENUES ANY IMMUNITY FROM SUIT, JURISDICTION, ATTACHMENT PRIOR TO JUDGMENT OR ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT AND/OR TO THE EXTENT THAT IN ANY SUCH PROCEEDINGS IN SUCH COURTS THERE MAY BE ATTRIBUTED TO THE COMPANY ANY SUCH IMMUNITY (WHETHER OR NOT CLAIMED), THE COMPANY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW IRREVOCABLY AGREES NOT TO CLAIM, AND WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY SUCH IMMUNITY.

24.  MISCELLANEOUS

24.1.  Successors and Assigns

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not; provided,
                                                               --------
     however, that the Company may not assign or otherwise transfer any of its
     -------
     rights or obligations hereunder or under the Notes without the prior written consent of all the holders of Notes.

24.2.  Payments Due on Non-Business Days

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Prepayment Cost or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

24.3.  Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

24.4.  Construction

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

24.5.  Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

24.6.  Governing Law

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

24.7.  Waiver of Immunity

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

25.  WAIVER OF JURY TRIAL

EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO
     TRIAL BY JURY IN ANY LEGAL ACTION OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE NOTES OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                              Very truly yours,



                              THE FINANCE COMPANY


                              By:_________________________________________
                                 Name Printed:____________________________
                                 Title:___________________________________

The foregoing is hereby agreed to as of the date thereof.

N M ROTHSCHILD & SONS LIMITED


By: ______________________________
Name Printed:_____________________
Title:____________________________


By:_______________________________
Name Printed:_____________________
Title:____________________________

                                                                      SCHEDULE A
                                                                      ----------


                       Information Relating to Purchaser

Name and Address of Purchaser                                                        Principal Amount
-----------------------------                                                        ----------------
                                                                                        US$5,000,000
     Notes to be registered in the name of  "N M ROTHSCHILD & SONS LIMITED"

     (1) All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

          Chase Manhattan Bank, New York branch
          Account Number: 001-1-948262
          Chips 10 026 539
          Swift A/C CHAS US 33

          with sufficient information to identify the source and application of such funds, including the PPN of the issue, interest rate, maturity date, interest amount, principal amount and premium amount.

     (2) Address for all notices in respect of payments and written confirmations of such electronic funds transfers:

          Andrew Johnson
          N M Rothschild & Sons Limited
          New Court
          St. Swithin's Lane
          London EC4P 4DU
          England

     (3)  Notes to be delivered to:

          Leigh Enevoldson
          N M Rothschild & Sons Limited
          New Court
          St. Swithin's Lane
          London EC4P 4DU
          England

     (4)  Address for all other communications:

          N M Rothschild & Sons Limited
          New Court

          St. Swithin's Lane
          London EC4P 4DU
          England

     (5)  N M Rothschild & Sons Limited
          Tax ID No. 98-0119891

                                 DEFINED TERMS
                                 -------------

As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" means any Person (other than a Subsidiary) (a) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is in common Control with, the Company; (b) which beneficially owns or holds 5% or more of the Voting Stock of the Company; or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary thereof.

     "Aggregate Principal Amount of Receivables" means gross receivables less any unearned amounts with respect thereto.

     "Agreement" is defined in Section 2.
                               ---------

     "Authorized Agent" is defined in Section 23.
                                      ----------

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, London and Norfolk, Virginia are required or authorized to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Lease Obligations" of any Person means, as of any determination date, the amount of the liability capitalized or disclosed (or which should be disclosed) on a balance sheet of such Person in respect of a Capital Lease of such Person.

     "Change of Control Event" means if TFCEI fails to own 100% of the capital stock of the Company.

     "CIGNA Subordinated Debt" means the 9.38% Senior Subordinated Notes due June 30, 2002, originally issued in the aggregate principle amount of US$10,000,000.

     "Closing" is defined in Section 3.
                             ---------

     "Closing Date" is defined in Section 3.
                                  ---------

     "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" is defined in the introductory paragraph.
                                 ----------------------

     "Company Business" is defined in Section 5.22.
                                      ------------

     "Competitor" means a Person whose principal business is the financing of consumer credit or who is a bank.

     "Confidential Information" is defined in Section 22.
                                              -----------

     "Consolidated Assets" with respect to the Company and its Subsidiaries, shall mean and include, as of any date of determination, all items (other than goodwill) which in accordance with GAAP would be included in determining total assets as shown on the asset side of the consolidated balance sheet of the Company and its Subsidiaries as of such date.

     "Consolidated Dealer Reserves" means the amounts withheld in connection with the acquisition by the Company and its Subsidiaries of loans from dealers in anticipation of credit losses.

     "Consolidated Fixed Charges" means Fixed Charges of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Earnings" means Net Earnings of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Non-Military Point of Sale Portfolio" means the Receivables relating to debtors which were not in the United States military at the time of purchase by the Company and its Subsidiaries and which contracts were purchased on an individual basis by the Company and its Subsidiaries.

     "Consolidated Non-Military Point of Sale Portfolio Percentage" means the three month rolling average of the ratio (expressed as a percentage) of the outstanding gross balance of the Consolidated Non-Military Point of Sale Portfolio to the outstanding gross balance of the Company's and its Subsidiary's total Receivables.

     "Consolidated Non-Military Portfolio" means the Receivables relating to debtors who were not in the United States military at the time of purchase by the Company and its Subsidiaries.

     "Consolidated Non-Military Portfolio Percentage" means the three month rolling average of the ratio (expressed as a percentage) of the outstanding gross balance of the Consolidated Non-Military Portfolio to the outstanding gross balance of the Company's and its Subsidiary's total Receivables.

     "Consolidated Pre-Tax Earnings Available for Fixed Charges" means Pre-Tax Earnings Available for Fixed Charges of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Tangible Net Worth" means the sum of (a) Tangible Net Worth of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus (b) Junior Subordinated Indebtedness.

     "Consolidated Total Liabilities" means Total Liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Current Indebtedness" of any Person means (a) all Indebtedness of such Person which does not constitute Funded Indebtedness and (b) all Indebtedness (other than property taxes) secured by any Lien existing on property owned by such Person (whether or not such Indebtedness has been assumed) which does not constitute Funded Indebtedness.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means, with respect to any Note, that rate of interest that is the greater of (a) 2.0% per annum above the rate of interest stated in clause (a) (as may be applicable) of the first paragraph of such Note or
     ----------
     (b) 2.0% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its "base" or "prime" rate.

     "Distribution" means, in respect of any corporation, association or other business entity: (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interest).

     "Dollar", "US$" or "$" means the lawful currency of the United States of America.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including, without limitation, those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under
     Section 414 of the Code.

     "Event of Default" is defined in Section 11.
                                      -----------
     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Subordinated Notes" means, collectively, (a) the CIGNA Subordinated Debt, (b) the Floating Rate Debenture due January 8, 2001, originally issued in the aggregate principal amount of US$1,000,000, (c) the 15% THE Finance Company Subordinated Notes referred to in paragraph 3(a) of Schedule 5.15, and (d) the 12% THE Finance Company Subordinated
             -------------
     Notes referred to in paragraph 3(b) of Schedule 5.15.
                                            -------------

     "Fixed Charges" means, with respect to any Person, for any period the aggregate amount of (a) all fixed rents (including, without limitation, all payments which a lessee shall be obligated to make to a lessor on the termination of any lease or surrender of the property) payable by such Person, as lessee or sublessee under any Operating Leases of real or personal property for such period, (b) all imputed interest with respect to any Capital Leases under which such Person is the lessee for such period and (c) all interest on Indebtedness; but excluding all amortization of debt discount and expense with respect to Indebtedness of such Person for such period.

     "Funded Indebtedness" of any Person means, as of any date of determination, all Indebtedness of such Person, whether secured or unsecured, which by its terms has a final maturity, duration or payment date of more than one year from the date on which Funded Indebtedness is to be determined (other than that portion of the principal of such Funded Indebtedness due within one year from such date of determination, but including, however, any Indebtedness of such Person having a final maturity, duration or payment date within one year from such date which, pursuant to the terms of a revolving credit or similar agreement or otherwise may be renewed or extended at the option of such Person for more than one year from such date, whether or not theretofore renewed or extended).

     "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

     "GECC" means General Electric Capital Corporation.

     "GECC Senior Financing Agreement" means the Loan and Security Agreement, as amended, modified or supplemented from time to time, by and between the Company and GECC, a New York corporation, dated as of January 1, 1999, pursuant to which the Company may borrow up to US$130,000,000.

     "Governmental Authority" means:

     (a)  the government of

          (i) the United States of America or any State or other political subdivision of either thereof, or

          (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or such Subsidiary, or

     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Group Company" means TFCEI and any Subsidiary thereof.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

     (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

     (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

     (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

     In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder" means, with respect to any Note, the Person in whose name such
     Note is registered in the register maintained by the Company pursuant to
     Section 13.1.
     ------------

     "Indebtedness" with respect to any Person means, at any time, without duplication,

     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

     (f)  Swaps of such Persons; and

     (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.
                              -----------         ---

     Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such
                                -----------         ---
     Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Information" is defined in Section 5.3.
                                 -----------

     "INHAM Exemption" is defined in Section 6.2(g).
                                     --------------

     "Institutional Investor" means (a) the Purchaser, (b) any holder of Notes holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Investment" means any investment, made in cash or by delivery of property, by the Company or its Subsidiaries (a) in any Person whether by acquisition of stock, Indebtedness or other obligation or security, or by loan, guaranty, advance, capital contribution or otherwise, or (b) in any property.

     "Junior Subordinated Indebtedness" shall mean any unsecured Funded Indebtedness of the Company which (a) has a final maturity subsequent to the final maturity of any Senior Subordinated Indebtedness at any time outstanding, (b) on the date of its creation has a Weighted Average Life to Maturity which is greater than the remaining Weighted Average Life to Maturity of the Notes on such date, (c) does not permit all or any part of such Funded Indebtedness to be prepaid prior to its expressed maturity or declared by any holder thereof to be due and payable before its expressed maturity for any reason other than the occurrence of a default in respect thereof and (d) is created under or evidenced by an instrument, accounting entries and/or other written acknowledgement of the terms of such indebtedness containing provisions for the subordination of Funded Indebtedness (to which appropriate reference shall be made in the instrument evidencing such Funded Indebtedness, if not contained therein) to the Notes and (if desired by the Company and so provided) to other Indebtedness of the Company substantially the same as those set forth in
     Exhibit 2.

     "Liabilities" with respect to any Person means, as of any date as of which the amount thereof is to be determined,

     (a) all items (other than capital items such as capital stock, surplus and retained earnings, as well as reserves for taxes in respect of income deferred to the future and other deferred credits and deferred reserves, but including, without limitation items such as Capital Lease Obligations) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of such date;

     (b) all obligations secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby shall have been assumed by such Person;

     (c) all obligations (other than cancellation fees) of such Person to purchase any materials, supplies or other property, or to obtain the services of any Person, if the relevant contract or other related document requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered or such services are ever performed or tendered;

     (d) all obligations of such Person to advance or supply funds to, or to purchase property or services from, any other person or order to maintain the working capital, net worth or any other balance sheet condition of such other Person or to pay debts, dividends or expenses of such other Person or to assure such other Person or any third party against any liability or loss;

     (e) Guaranties of Liabilities of others of the character described in clauses (a), (b), (c) and (d) above, including any agreement,
         -----------  ---  ---     ---
         contingent or otherwise to (i) purchase such Liabilities of others, or
         (ii) purchase or sell property or services primarily to permit the debtor in respect of such Liabilities of others to avoid loss or (iii) supply funds to or invest in any such debtor.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Leases, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Loan Documents" is defined in Section 18.6(b).
                                    ---------------

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement or any of the Notes or (c) the validity or enforceability of this Agreement or any of the Notes.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "NAIC Annual Statements" is defined in Section 6.2(a).
                                            --------------

     "Net Earnings" of any Person, for any period, means the net earnings after income taxes of such Person for such period, but not including in net earnings any of the following:

     (a) any gains or losses resulting from the sale, conversion or other disposition of capital assets other than in the ordinary course of business;

     (b) any gains or losses resulting from the write-up of assets;

     (c) any earnings or losses of a Subsidiary which are not ultimately available for the payment of dividends;

     (d) any proceeds of any life insurance policy;

     (e) any equity of such Person in the undistributed earnings of any corporation which is not a Subsidiary;

     (f) any earnings or losses of any corporation acquired by such Person in a pooling of interests for any year prior to the year of acquisition;

     (g) any deferred credits representing the excess of equity in any other Person at the date of acquisition or the amount of such Person's investment in such other Person;

     (h)  any unremitted earnings and profits from foreign sources;

     (i) any gains resulting from the purchase by such Person of its outstanding Indebtedness at a price less than the principal amount thereof; and

     (j) any other extraordinary or nonrecurring items of earnings or losses of such Person for such period.

     "Non-U.S. Noteholder" is defined in Section 14.
                                         ----------
     "Notes" is defined in Section 1.
                           ---------

     "Officer's Certificate" means a certificate of a Responsible Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Operating Lease" means any lease or other agreement for the use of property which at any time provided for a term or other period (including any future term or period subject to an existing option, whether or not exercised) of more than 36 months, other than a Capital Lease.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA and subject to Title I or Title IV of ERISA) or any "plan" described by Section 4975(e)(1) of the Code that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Prepayment Cost" is defined in Section 8.6.
                                     -----------

     "Prepayment Date" is defined in Section 8.2(c)
                                     --------------

     "Pre-Tax Earnings" of any Person means, for any period, the sum of (a) the Net Earnings of such Person, plus (b) all amounts deducted in computing Net Earnings in respect of income taxes, depreciation and amortization.

     "Pre-Tax Earnings Available for Fixed Charges" of any Person means, for any period, the Pre-Tax Earnings of such Person for such period, plus all amounts deducted in computing Pre-Tax Earnings in respect of Fixed Charges for such period.

     "Proceeding" is defined in Section 23.
                                ----------

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "PTE" means a Prohibited Transaction Exemption issued by the United States Department of Labor.

     "Purchaser" is defined in Section 1.
                               ---------

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Receivables" means receivables owing to the Company and its Subsidiaries arising in the ordinary course of the Company's Business.

     "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any of the Chief Executive Officer, President or Chief Financial Officer of the Company.

     "Restricted Payment" is defined in Section 10.4.
                                        ------------

     "Scheduled Payment Date" means the fifth day of each month commencing with July 5, 2002; provided, however, that if on any date prior to July 5, 2002,
                   --------  -------
     without the prior written consent of the Required Holders, either (a) the Consolidated Non-Military Portfolio Percentage exceeds 35%, and/or (b) the Consolidated Non-Military Point of Sale Portfolio Percentage exceeds 10%, then the first Scheduled Payment Date shall occur on the next succeeding fifth day of the calendar month to occur after such date and each subsequent Scheduled Payment Date shall occur on each fifth day of each month occurring thereafter.

     "Securities Act" means the U.S. Securities Act of 1933, as amended from time to time.

     "Senior Debt" is defined in Section 18.2.
                                 ------------

     "Senior Note" is defined in Section 18.6(b).
                                 ---------------

     "Senior Financing Agreements" means the GECC Senior Financing Agreement, and/or all documents evidencing or securing any secured credit facility supplementing, replacing or refinancing, in whole or in part, such credit facility provided by GECC.

     "Senior Subordinated Indebtedness" of the Company means the Notes, the Existing Subordinated Notes and any other Indebtedness which is subordinated to Senior Debt by provisions substantially similar to those contained in Section 18 and is pari passu with the Notes.
                  ----------

     "Sixty Days Delinquent" means the following payment delinquency status determined as of the end of a calendar month:

                                                  Scheduled Payments Due
         Schedule of Payments                       and Unpaid in whole
         --------------------                       -------------------

            Monthly                                          3
            Non-monthly                                     10

     "Subordinated Indebtedness" of the Company means all Senior Subordinated Indebtedness and all Junior Subordinated Indebtedness.

     "Source" is defined in Section 6.2.
                            -----------

     "Subsidiary" means, as to any Person, any corporation, association or other business entity with respect to which more than 50% of the Voting Stock (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries thereof. Except to the extent expressly set forth herein or as the context may otherwise require, references in this Agreement to a Subsidiary shall be to a Subsidiary of the Company.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Tangible Assets" with respect to any Person means, as of the determination date, all assets of such person (less depreciation, depletion, obsolescence, amortization and all other reserves properly established in accordance with GAAP) except:

     (a) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trade names, trademarks, copyrights, franchises, research and development expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance, prepaid taxes and deferred taxes), the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP;

     (b)  treasury stock of such Person;

     (c) cash set apart and held in any sinking fund or similar or analogous fund for the purpose of redeeming or otherwise retiring stock of such Person; and

     (d) any write-up of the book value of any assets of such Person resulting from the revaluation thereof subsequent to January 1, 2000;

     provided, however, that as at any determination date occurring on or prior
     --------  -------
     to September 30, 2001, any unamortized debt discount and expense not in excess of U.S.$2,000,000 as at such determination date shall be included in Tangible Assets.

     "Tangible Net Worth" of any Person means, as of any date of determination,
     (a) all Tangible Assets of such Person valued as shown on the latest balance sheet of such Person prepared in accordance with GAAP, less (b)
                                                                    ----
     receivables from shareholders, officers and employees of the Company and the Group Companies other than the Company, less (c) all of the Indebtedness and deferred credit of such Person and minority interests.

     "Tax" is defined in Section 14.
                         ----------

     "TFCEI" means TFC Enterprises, Inc., a Delaware corporation.

     "Total Liabilities" of any Person, means, as of any date of determination, the aggregate amount of all Liabilities of such Person on such date.

     "Voting Stock" means, with respect to any Person, securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the corporate directors (or Persons performing similar functions) of such Person.

     "Weighted Average Life to Maturity", with respect to any Indebtedness or any Preferred Stock, means as at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-Years of such Indebtedness or such Preferred Stock by the then outstanding principal amount of such Indebtedness or by the then aggregate remaining mandatory sinking fund payments payable on such Preferred Stock, as appropriate. The term "Remaining Dollar-Years" of any Indebtedness or any Preferred Stock means the amount obtained by (a) with respect to such Indebtedness, multiplying the amount of each then remaining sinking fund, serial maturity or other required principal repayment, including any principal repayment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between such date of determination and the date of such repayment, or with respect to such Preferred Stock, multiplying the amount of each then remaining mandatory sinking fund payment, including any final sinking fund payment, by the number of years (calculated to the nearest one-twelfth) which will elapse between such date of determination and the date of such sinking fund payment and (b) totalling all the products obtained in the foregoing clause (a).
                                        ----------

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                                                    SCHEDULE 5.3


                                  Disclosure
                                  ----------

The Company has delivered to the Purchaser a copy of the following information:

1.   GECC Senior Financing Agreement (excluding the Exhibits thereto).

2.   Note Purchase Agreement related to the CIGNA Subordinated Debt.

3. The 15% THE Finance Company Subordinated Notes, issued by the Company and referred to in paragraph 3(a) of Schedule 5.15.
                                      -------------

4. The 12% THE Finance Company Subordinated Notes, issued by the Company and referred to in paragraph 3(b) of Schedule 5.15.
                                      -------------

5. A form of the debt subordination agreement entered into between GECC, THE Finance Company and each payee under the 15% THE Finance Company Subordinated Notes and the 12% THE Finance Company Subordinated Notes and signed signature pages of each such debt subordination agreement.

6. Floating Rate Debenture, due June 8, 2001, originally issued in the aggregate principal amount of US$1,000,000.

7.   TFC Enterprise, Inc.  1999 annual report.

8.   THE Finance Company audited financial statements for 1999.

9.   THE Finance Company Articles of Incorporation and Bylaws.

10.  April 30, 2000, THE Finance Company interim financial statements.

11.  May 31, 2000, THE Finance Company interim financial statements.

12.  June 30, 2000, THE Finance Company interim financial statements.

13.  THE Finance Company Projections for 2000 and 2001 (by month).

14. THE Finance Company projections of monthly business volume for the years 2000 to 2004 along with the estimated portfolio balance at the end of each monthly period. The projections reflect volume mix and portfolio mix for and at the end of each month for military point of sale, civilian point of sale and bulk business lines.

15. Underwriting guidelines for both Military POS and Civilian POS as of June 30, 2000.

                                                                    SCHEDULE 5.4


                         Organization and Ownership of
                      Shares of Subsidiaries; Affiliates

Company                                                Ownership
-------                                                ---------

1.   TFC Receivables Corporation 2                       100%

2.   The Insurance Agency, Inc.                          100%
     (currently inactive)

3.   TFC Receivables Corporation                         100%
     (currently inactive)

                                                                    SCHEDULE 5.5

                             Financial Statements
                             --------------------

         [The financial statements are attached to this Schedule 5.5]
                                                        ------------

                                                                   SCHEDULE 5.14


                                Use of Proceeds
                                ---------------


     The Company shall use the proceeds of the sale of the Notes for general corporate purposes.

                                                                   SCHEDULE 5.15

                             Existing Indebtedness
                             ---------------------
                             (As of July 31, 2000)


                                                                       Principal
                                                                          Amount
THE Finance Company                                                  Outstanding
-------------------

1.   GECC Senior Financing Agreement.                           US$  112,564,944

2.   Floating Rate Debenture, due January 8, 2001,              US$    1,000,000
     originally issued in the aggregate principal amount of US$1,000,000.

3. THE Finance Company Subordinated Notes, limited in aggregate principal amount to U.S.$5,000,000.
     The notes currently outstanding are:

     (a)   the 15% THE Finance Company Subordinated Notes       US$    2,119,035

     (b)   the 12% THE Finance Company Subordinated Notes       US$      575,000

4.   CIGNA Subordinated Debt                                    US$    4,000,000

5.   Butler Capital Corporation - Equipment Leases              US$      550,773

6.   Intercompany loan from TFCEI to the Company.               US$   24,039,890

TFC Receivables Corporation 2
-----------------------------

1.   7.50% Asset-Backed Notes                                   US$   30,915,905

                                                            SCHEDULE 7.1(a)(iii)


     Portfolio and Operating Information
     -----------------------------------

For the purposes of this Schedule 7.1(a)(iii), "TFC" means THE Finance Company.
                         --------------------

16.  TFC delinquency by branch and by lender pool.

17.  TFC rolling six months charge-off calculation.

18.  TFC Final Daily Figures Report.

19.  TFC First Payment Default Report.

20.  TFC Deferment and Allowable Delinquency Report.

21.  TFC Repossession Activity Report.

22.  TFC Charge-Off Summary.

23.  TFC Recovery Report.

24.  TFC Exception Report.

25.  TFC Financial Statements with Budget.

26.  Consolidated and Consolidating Year to Date Financial Statements.

27.  TFC Delinquency Trend Report.

28.  Number of contracts and portfolio stratifications.

29.  Static pool information on the consolidated portfolio.

                                                                   SCHEDULE 10.3


                                Existing Liens
                                --------------

THE Finance Company
-------------------

1. GECC has a continuing security interest granted pursuant to the GECC Senior Financing Agreement in and to all of the following property of the Company, whether now owned or existing or hereafter arising or acquired and regardless of where located (capitalised terms used in the following paragraph are defined in the GECC Senior Financing Agreement):

     "Contracts; Contract Debtor Documents; Contract Rights; payments from Contract Debtor bank accounts; chattel paper; leases; installment sale contracts; installment loan contracts; payments from chattel paper obligors; security deposits; Motor Vehicles (including but not limited to cars and trucks); certificates of title; contract purchase discounts; accounts; general intangibles; security interests; collateral securing chattel paper; dealer agreements; dealer reserves and rate participation (to the extent that the Borrower has an assignable interest therein); rights of the Borrower related to installment contracts, motor vehicles, and collateral securing chattel paper; documents; instruments; deposit accounts; electronic funds transfers, equipment; inventory; parts and accessories for motor vehicles; payments from account debtor bank accounts; reserve accounts; insurance policies, and benefits and rights under insurance policies, which the Borrower is solely or jointly the owner of, insured under, the lienholder or loss payee under, or the beneficiary of, and all payments and property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender, or a bailee of Lender; accessions to, substitutions for and all replacements, products and proceeds of, any of the foregoing property; and books and records (including without limitation, financial statements, accounting records, customer lists, credit files, computer programs, electronic data, print-outs and other computer materials and records) of the Borrower pertaining to any of the foregoing property."

2. Butler Capital Corporation has a security interest in certain identified equipment and property.

3. Voyager Life Insurance has a security interest in the Credit Insurance Commissions Payable and Contingent Compensation Credit granted pursuant to the Floating Rate Debenture due January 8, 2001.

TFC Receivables Corporation 2
-----------------------------

1. The 7.50% Asset-Backed Notes are collateralized by certain identified contracts that have been transferred to TFC Receivables Corporation 2.

                                                                       EXHIBIT 1
                                                                       ---------

                                [FORM OF NOTE]

                              THE FINANCE COMPANY

               13.25% SENIOR SUBORDINATED NOTE DUE June 5, 2005

No.  1
US$5,000,000

     FOR VALUE RECEIVED, the undersigned, THE FINANCE COMPANY (herein called the "Company"), a corporation organized and existing under the laws of the Commonwealth of Virginia, hereby promises to pay to N M ROTHSCHILD & SONS LIMITED, or registered assigns, the principal sum of FIVE MILLION UNITED STATES DOLLARS on June 5, 2005, or such earlier date as may be implied by the proviso to the definition of the term "Scheduled Payment Date" in Schedule B of the Note Purchase Agreement (as defined below), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 13.25% per annum from the date hereof, payable monthly, on the 5/th/ day of each month in each year, commencing with the fifth day of the month next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Prepayment Cost (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at the Default Rate.

     Except as provided in the Note Purchase Agreement referred to below, payments of principal of, interest on and any Prepayment Cost with respect to this Note are to be made in lawful money of the United States of America to such account of N M Rothschild & Sons Limited at such bank as N M Rothschild & Sons Limited may designate from time to time or at such other place as shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of a series of Senior Subordinated Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of August
     -----
24, 2000 (as from time to time amended, the "Note Purchase Agreement"), between
                                             -----------------------
the Company and the Purchaser named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (a) to have agreed to the confidentiality provisions set forth in Section 22 of the
                                                              ----------
Note Purchase Agreement, (b) to have made the representation set forth in
Section 6.2 of the Note Purchase Agreement and (c) to have agreed to be bound by
-----------
all provisions of the Note Purchase Agreement applicable to holders of the Notes, including without limitation, Sections 13, 18, 20 and 23.
                                     -----------  --  --     --

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Prepayment Cost) and with the effect provided in the Note Purchase Agreement.

     No provision of this Note or the Note Purchase Agreement shall require the payment or permit the collection of interest in excess of the maximum which is provided by law. If any such excess interest is provided for herein or in the Note Purchase Agreement, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum permitted by law, and the right to demand payment of any such excess interest is hereby waived, any other provision in this Note or in the Note Purchase Agreement to the contrary notwithstanding.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

[NB. THE REST OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK AND THE SIGNATURE BLOCK OF THE FINANCE COMPANY APPEARS ON THE FOLLOWING PAGE 3]

                              THE FINANCE COMPANY


                              By _________________________
                                   Title:

                                                                       EXHIBIT 2
                                                                       ---------

                    FORM OF JUNIOR SUBORDINATION PROVISIONS

     The indebtedness ("Junior Subordinated Indebtedness") evidenced by this instrument is subordinate and junior in right of payment to all Senior Debt and Senior Subordinated Indebtedness (collectively referred to as "Superior Indebtedness") of the Company to the extent provided herein.

     For all purposes of these junior subordination provisions the term "Superior Indebtedness" shall mean (i) Senior Debt as defined in the Note Purchase Agreement, dated as of August 24, 2000, between the Company and the Purchaser (the "NPA"), (ii) Senior Subordinated Indebtedness as defined in the NPA, and (iii) all other indebtedness of the Company for borrowed money unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is junior and subordinate to other Superior Indebtedness of the Company. The Superior Indebtedness shall continue to be senior to the Junior Subordinated Indebtedness and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Superior Indebtedness or extension or renewal of the Superior Indebtedness.

     In the event of:

     (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors as such or its property,

     (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

     (iii) any assignment by the Company for the benefit of creditors, or

     (iv)  any other marshalling of the assets of the Company,

all Superior Indebtedness shall first be paid in full before any payment is made on the indebtedness evidenced by the Junior Subordinated Indebtedness, and in any event any payment or distribution of any kind or character, whether in cash, property or securities or other evidences of Indebtedness, the payment of which subordinated to the payment of all Superior Indebtedness which may at the time be outstanding by subordination provisions substantially identical in form and effect to those contained herein) which shall be made upon or in respect of the Junior Subordinated Indebtedness in or as a result of any such proceedings shall be paid over to the holders of such Superior Indebtedness, pro rata, for the application in payment thereof unless and until such Superior Indebtedness shall have been paid or satisfied in full.

     During the continuance of (i) any default in the payment of either principal or interest or Prepayment Cost on any Superior Indebtedness or (ii) any other Event of Default under the NPA, no payment of principal, premium, if any, or interest shall be made on the Junior Subordinated Indebtedness, nor shall any holder thereof be entitled to receive or retain any such payment.

     The holder of the Junior Subordinated Indebtedness undertakes and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Junior Subordinated Indebtedness and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of the Junior Subordinated Indebtedness so to do, any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of the Junior Subordinated Indebtedness to execute, verify, delivery and file any such proofs of claim, consents, assignments or other instruments.

     No right of any holder of any Superior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company, or by any noncompliance by the Company with any of the terms, provisions, and covenants of the Junior Subordinated Note or any agreement under which the same is issued, regardless of any knowledge thereof that any holder of Superior Indebtedness may have or be otherwise charged with.

     The holder of the Junior Subordinated Indebtedness further agrees and undertakes that so long as any Superior Indebtedness remains unpaid:

     (a) the Junior Subordinated Indebtedness shall not be secured by any security agreements, real estate mortgages, pledge agreements or other lien or encumbrance upon any property or assets of the Company or of any Subsidiary of the Company;

     (b) without the prior written consent of all holders of any Superior Indebtedness, the holder of the Junior Subordinated Indebtedness will not assert, collect or enforce all or any portion of the Junior Subordinated Indebtedness except as otherwise permitted by the provisions of this Agreement (or by the provisions of the NPA) and except for the commencement and prosecution of proceedings necessary for the preservation of the rights of the holder of the Junior Subordinated Indebtedness and the commencement and prosecution thereof will not materially and adversely affect the rights of position of the holders of the Superior Indebtedness;

     (c) if any holder of the Junior Subordinated Indebtedness, in violation of the provisions of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Company, the Company may interpose as a defense or plea the provisions set forth in this Agreement, and any holder or holders of the Superior Indebtedness, or any trustee for their benefit, may intervene and interpose such defense or plea in its own name or in the name of the Company, and may, in any event, have standing to restrain the enforcement of the provisions of this Agreement in its own name or in the name of the Company in the same suit, action or proceeding or in an independent suit, action or proceeding; and

     (d) if the holder of the Junior Subordinated Indebtedness obtains any cash or other assets of the Company whether by voluntary action of the Company, as a result of any administrative, legal or equitable action, or otherwise, in violation of the provisions of this Agreement or the provisions of the NPA, the holder of the Junior Subordinated Indebtedness will hold such assets in trust for, and immediately pay, deliver and assign to, the holder of the Superior Indebtedness such assets for application to the Superior Indebtedness.

    The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holder from time to time of the Junior Subordinated Indebtedness on the other hand, and nothing herein shall impair, as between the Company and the holder of the Junior Subordinated Indebtedness, the obligation of the Company, which is unconditional and absolute, to pay the principal, premium, if any, and interest on the Junior Subordinated Indebtedness in accordance with its terms.

     ANY SUBSEQUENT HOLDER OF THE JUNIOR SUBORDINATED NOTE AND EACH AND ANY SUCCESSOR OR ASSIGN ACKNOWLEDGES AND AGREES THAT IN ADDITION TO ALL OF THE OTHER LIMITATIONS SET FORTH IN THIS AGREEMENT, UNDER THE PROVISIONS OF THE NPA NO PAYMENTS OF PRINCIPAL OF OR INTEREST ON THE JUNIOR SUBORDINATED NOTE MAY OR ARE REQUIRED TO BE MADE (NOR ANY SUCH OTHER HOLDER, SUCCESSOR OR ASSIGN ENTITLED TO RECEIVE OR RETAIN ANY SUCH PAYMENT) EXCEPT TO THE EXTENT PERMITTED UNDER THE NPA.

     These junior subordination provisions shall be governed by and construed in accordance with New York law.

                                                                  EXHIBIT 4.4(a)
                                                                  --------------


                  FORM OF OPINION OF SPECIAL U.S. COUNSEL FOR
                                  THE COMPANY



[Letterhead of Williams, Mullen, Clark & Dobbins - Subject to Internal Review]

August [ ], 2000



N M Rothschild & Sons Limited
New Court
St. Swithin's Lane
London EC4P 4DU
England

     RE: Note Purchase Agreement concerning the issuance and sale of US$5,000,000 Note between The Finance Company and N M Rothschild & Sons Limited

Gentlemen:

     We have acted as special counsel to The Finance Company (the "Company") in connection with the negotiation, documentation and closing of a Note Purchase Agreement dated August 24, 2000 between NM Rothschild & Sons Limited (the "Purchaser") and the Company (the "Note Purchase Agreement") and a US$5,000,000.00 Note, dated August 24, 2000, issued by the Company to the Purchaser (the "Purchaser's Note"). The terms and conditions of the making, uses, administration, repayment and collection of the Purchaser's Note are evidenced by and set forth in certain documents by, between and among Purchaser and Company including, but not limited to, the Note Purchase Agreement and the Purchaser's Note (the Note Purchase Agreement and the Purchaser's Note are collectively referred to as the "Opinion Documents").

     This opinion is given pursuant to Section 4.4(a) of the Note Purchase Agreement. All capitalized words and phrases used in this opinion letter and not otherwise defined shall have the meanings and definitions set forth in the Note Purchase Agreement.

     In connection with this opinion letter, we have examined fully executed originals of each of the Opinion Documents and such certificates of public officials, corporate documents and records, and other certificates, agreements, opinions and instruments, including, without limitation, certificates of the Company, as we have deemed necessary and relevant. The examinations referred to above and the opinions in this letter are subject to the following assumptions, limitations and/or qualifications:

    A. We have assumed the accuracy, completeness and correctness of all public records examined by us and of all certificates or reports by public officials, commissions or other agencies.

    B. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all natural persons and the conformity to the originals of all documents submitted to us as copies.

    C. We have assumed that each of the parties to the Opinion Documents, other than the Company, (i) has full power and authority to enter into the Opinion Documents and to fulfill its obligations thereunder, (ii) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization and (iii) has duly authorized and validly executed and delivered each Opinion Document to which it is a party.

    D. As to questions of fact material to our opinions, we have relied solely on (i) the representations of the Company made in the Opinion Documents, (ii) the certificates of the Company and (iii) certificates and statements of governmental authorities. Whenever our opinion with respect to the existence or absence of facts is qualified by the phrase "to the best of our knowledge," this indicates that during the course of our work for the Company no information has come to our attention which would give us actual knowledge of the existence or absence of any such facts. We have not, however, undertaken any independent investigation or inquiry to determine the existence or absence of any such facts and no inference as to our knowledge of the existence or absence of any such facts should be drawn from our representation of the Company.

    E. In rendering our opinions, we have relied on a certificate dated August 2, 2000 from the State Corporation Commission of Virginia concerning the existence of the Company as a corporation in good standing under the laws of the Commonwealth of Virginia, which certificate (or its copy) is being delivered to you along with the Opinion Documents.

    F. We are qualified to practice law in the Commonwealth of Virginia, and are not experts on and do not express any opinions concerning, any laws other than the laws of the Commonwealth of Virginia and the federal laws of the United States of America. The opinions expressed in this letter are based only on applicable Virginia and federal laws, statutes, ordinances, rules and regulations as in existence as of the date of this letter, and, with respect to opinion paragraphs 3 and 5 below, we have assumed that the Opinion

Documents will be controlled by applicable Virginia law and not applicable New York law as set forth in the Opinion Documents; provided, however, except as specifically stated in this letter we express no opinion whatsoever concerning whether the subject transaction will comply with or violate any provisions of the Equal Credit Opportunity Act, Financial Institutions Reform, Recovery and Enforcement Act of 1989 or any state or federal anti-trust or securities laws, including, without limitation, the Securities Act of 1933, the Trust Indenture Act of 1939, the Securities and Exchange Act of 1934, and the Virginia Securities Act. We express no opinion as to the effect of any future amendments, changes, additions or modifications of any laws, and we will not update or supplement our opinions to reflect any facts, circumstances or changes in law which may come to our attention or which may occur after the date of this letter.

     Based on such examinations and investigations, and subject to the limitations, assumptions and qualifications stated here in, we give you our opinion as follows:

     26. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

     27. The Company has the power and authority to enter into and perform each Opinion Document to which it is a party and each transaction contemplated by the Opinion Documents. The execution, delivery and performance of each Opinion Document and the transactions contemplated thereby has been duly authorized by all requisite action of the Company, and all Opinion Documents have been duly executed and delivered to you by the Company.

     28. The Opinion Documents are legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except for the assumptions, limitations and qualifications set forth above and except for the following additional qualifications:

     28.1. The legality, validity and enforceability of the Opinion Documents may be limited by bankruptcy, insolvency, moratorium, liquidation, reorganization or other similar laws affecting the enforcement of creditors' rights in general.

     28.2. The legality, validity and enforceability of the Opinion Documents is subject to the exercise of judicial discretion and the application of general principles of equity, regardless whether considered in a proceeding in equity or at law.

     28.3. The legality, validity and enforceability of the Opinion Documents and the availability of certain rights or remedies provided for in the Opinion Documents may be affected or limited by the power of courts to award damages in lieu of granting equitable remedies and the discretionary power of courts to deny enforcement of remedies.

     28.4. The legality, validity and enforceability of the provisions of the Opinion Documents may be limited by common law or statutory requirements that the Purchaser act in good faith and in a commercially reasonable manner.

     28.5. Without limiting the generality of the foregoing, we render no opinion with respect to the provisions of the Opinion Documents which (i) authorize any standard for decisions other than commercial reasonableness, (ii) waive or have no provision for, reasonable notice in connection with the exercise of remedies, (iii) waive defenses and procedural rights, (iv) create any power of attorney in favor of Purchaser, (v) provide for confession of judgment against the Company (vi) waive the right to trial by jury, (vii) subrogate the Purchaser to third parties' rights against Company (viii) waive any rights under any applicable debtors' rights or bankruptcy laws, or (ix) waive any rights under Sections 8.3A-605, 49-25 and 49-26 of the Code of Virginia of 1950, as amended. While certain provisions of the Opinion Documents may be unenforceable in whole or in part, the inclusion of such provisions does not render the Opinion Documents invalid, and there exist in the Opinion Documents legally adequate remedies for the practical realization of the principal benefits provided for in the Opinion Documents.

     29. The execution and delivery of each Opinion Document to which the Company is a party, and the performance by the Company of the terms of such Opinion Documents, do not conflict with or result in a violation of the Articles of Incorporation or Bylaws of the Company.

     30. To the best of our knowledge, (i) the execution, delivery and performance of the Opinion Documents by the Company will not result in any violation of or be in conflict with or constitute a default under the terms of any order, judgment, decree or decision of any court, panel or board of any Governmental Authority, (ii) no approval, authorization or other action by, or filing with, any Governmental Authority is required for the valid execution and delivery of the Opinion Documents or the valid offer, issue, sale and delivery of the Notes delivered as of the date of this Opinion pursuant to the Opinion Documents, (iii) there is no action, inquiry, investigation or proceeding threatened in writing, or pending, at law or in equity or by or before any governmental instrumentality or agency having jurisdiction over the Company, that, if adversely determined, would materially affect the ability of the Company to carry out the transactions contemplated by the Opinion Documents,
(iv) the Company is not in default in the performance, observance or fulfillment of any material obligations, covenants or conditions set forth in any agreement or instrument to which the Company is a party, (v) the execution, delivery and performance of the Opinion Documents by the Company will not require any consent, approval or authorization of, or declaration or filing with, any Governmental Authority in order for the Company's execution and delivery of the Opinion Documents to be valid or for the valid offer, issuance, sale and delivery of the Notes today pursuant to the Opinion Documents and (vi) the execution, delivery and performance of the Opinion Documents by the Company will not (A) result in any violation of or be in conflict with or constitute a default under any United States or Commonwealth of Virginia law applicable to the Company or (B) result in the creation of (or impose any obligation on the Company or any of its Subsidiaries to create) any Lien on any of the properties or assets of the Company or any of its Subsidiaries.

     31. No registration or similar taxes or charges are payable in the Commonwealth of Virginia in respect of the execution and delivery of the Opinion Documents by the Company.

     32.  The priority of payment of the obligations of the Company under the
Note issued to the Purchaser today ranks pari passu with all existing unsecured and unsubordinated indebtedness of the Company.

     33. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended and the Company is not subject to regulation under such Act.

     34. The offer, issue, sale and delivery of the Notes under the circumstances contemplated by the Opinion Documents requires neither registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     35. The issue and sale of the Notes does not involve a violation by the Company of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     36. To the best of our knowledge, the Company has never been a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975 of the Code).

     37. The Company is not a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in Public Utility Holding Company Act of 1935, as amended, and the Company is not subject to regulation under such Act.

     The foregoing opinions are limited to the matters stated in this letter and no opinion shall be implied or inferred beyond the matters expressly stated. These opinions (a) are rendered solely for your benefit, (b) may not be relied on by any other person or entity, (c) may not be used by or distributed to any other person or entity, (d) may not be reproduced, referred to or quoted in any financial statements, notes to financial statements, offering materials, disclosure materials or similar printed matter, and (e) may not be used in connection with any further or subsequent transactions involving the Company without the express written authorization of a principal of this firm. Notwithstanding the foregoing, a copy of this opinion may be furnished to and relied on by any transferee of a Note properly transferred in accordance with the terms of the Note Purchase Agreement, and any holder of a Note may show this opinion to any governmental authority pursuant to requirements of applicable law or regulations or the National Association of Insurance Commissioners.

                                        Very truly yours,



                                        WILLIAMS, MULLEN, CLARK & DOBBINS, P.C.

                                      -6-